EXHBIT 10.3

EXECUTION VERSION

AMENDMENT AGREEMENT dated as of June 30, 2023 (this “Amendment”), relating to the Five-Year Credit Agreement dated as of June 9, 2021 (the “Existing Credit Agreement”), among AUTOMATIC DATA PROCESSING, INC. (the “Company”), the BORROWING SUBSIDIARIES from time to time party thereto, the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS the Lenders have agreed to extend credit to the Company and each other Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS the Company has requested that the Lenders amend the Existing Credit Agreement in order to remove and replace the LIBOR-based interest rate benchmark provisions with customary SOFR provisions and to effect certain other modifications to the Existing Credit Agreement as set forth herein; and

WHEREAS the Administrative Agent and the Lenders whose signatures appear below, constituting each Lender party to the Existing Credit Agreement, are willing to consent to the modifications to the Existing Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Existing Credit Agreement.

SECTION 2. Amendment of the Existing Credit Agreement. Effective as of the First Amendment Effective Date (as defined below) the Existing Credit Agreement (excluding the Schedules and Exhibits thereto, each of which shall remain as in effect immediately prior to the First Amendment Effective Date) is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text or double-underlined text) in Annex I hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Annex I hereto (the Existing Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”).

SECTION 3. Representations and Warranties. The Company and each other Borrower hereby represents and warrants that (i) this Amendment is within such Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action of such Borrower, (ii) this Amendment has been duly executed and delivered by such Borrower, (iii) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iv) as of the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing and (v) the representations and warranties set forth in Article III of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, with the same effect as though made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

SECTION 4. Effectiveness. This Amendment and the amendment of the Existing Credit Agreement contemplated hereby shall become effective as of the first date (the “First Amendment Effective Date”) on which:

(a) The Administrative Agent (or its counsel) shall have received from the Company, each other Borrower (if any) and each Lender party to the Existing Credit Agreement, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or e-mail transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b) the Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming that on and as of the First Amendment Effective Date (i) the representations and warranties of the Borrowers set forth in the Loan Documents are true and correct in all material respects and (ii) no Default or Event of Default has occurred or is continuing; and

(c) the Administrative Agent shall have received, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

SECTION 5. Costs and Expenses. The Company shall pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 6. Effect of this Amendment. (a) Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment and the Amended Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company or any other Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different

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circumstances. The Company and each other Borrower agrees that all of its obligations, liabilities and indebtedness under each Loan Document, including guarantee obligations, shall remain in full force and effect, in accordance with applicable law, on a continuous basis after giving effect to this Amendment.

(b) On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or other words of similar import, as used in the Amended Credit Agreement, shall be deemed to be a reference to the Existing Credit Agreement as amended hereby and the term “Credit Agreement”, as used in any other Loan Document, shall be deemed to be a reference to the Amended Credit Agreement.

SECTION 7. Interpretation. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 8. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against any Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Amended Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

SECTION 9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

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INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AUTOMATIC DATA PROCESSING, INC.,

by	/s/ Peter J. Hadley
	Name:	Peter J. Hadley
	Title:	Treasurer

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

JPMORGAN CHASE BANK, N.A., INDIVIDUALLY AND AS ADMINISTRATIVE AGENT

by	/s/ Abhishek Joshi
	Name:	Abhishek Joshi
	Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

by	/s/ Dylan Honza
	Name:	Dylan Honza
	Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	BNP PARIBAS, as a Lender

	by	/s/ Brendan Heneghan
		Name:	Brendan Heneghan
		Title:	Director

	by	/s/ Nicolas Doche
		Name:	Nicolas Doche
		Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Deutsche Bank AG New York Branch

by	/s/ Ming K. Chu
	Name:	Ming K. Chu
(ming.k.chu@db.com)
	Title:	Director (212-250-5451)

by*	/s/ Alison Lugo
	Name:	Alison Lugo
(alison.lugo@db.com)
	Title:	Vice President (212-250-2803)

* The second signature block is for the use of those Lenders that require two signatures.

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION

by	/s/ Karen H. McClain
	Name:	Karen H. McClain
	Title:	Managing Director

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	Barclays Bank PLC

	by	/s/ Pearl Mathew
		Name:	Pearl Mathew
		Title:	Director, US FinTech

* The second signature block is for the use of those Lenders that require two signatures.

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

MUFG BANK, LTD as a Lender

by	/s/ Steve Aronowitz
	Name:	Steve Aronowitz
	Title:	Managing Director

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	PNC Bank, National Association

	by	/s/ Timothy Ambrose
		Name:	Timothy Ambrose
		Title:	Senior Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	ROYAL BANK OF CANADA

	by	/s/ Jennifer Flann
		Name:	Jennifer Flann
		Title:	Authorized Signatory

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	Bank of Montreal

	by	/s/ Ravinder Bhuller
		Name:	Ravinder Bhuller
		Title:	Director

	by*	/s/ Geoffrey Keating
		Name:	Geoffrey Keating
		Title:	Managing Director

* The second signature block is for the use of those Lenders that require two signatures.

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	U.S. BANK NATIONAL ASSOCIATION

	by	/s/ Brian Seipke
		Name:	BRIAN SEIPKE
		Title:	SENIOR VICE PRESIDENT

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Morgan Stanley Bank, N.A.

by	/s/ Daniel Lee
	Name:	Daniel Lee
	Title:	Authorized Signatory

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	Intesa Sanpaolo S.P.A.

	by	/s/ Alessandro Toigo
		Name:	Alessandro Toigo
		Title:	Head of Corporate Desk

	by	/s/ Glen Binder
		Name:	Glen Binder
		Title:	Global Relationship Manager

* The second signature block is for the use of those Lenders that require two signatures.

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	Societe Generale

	by	/s/ Richard Bernal
		Name:	Richard Bernal
		Title:	Managing Director

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a lender

by	/s/ Kelly Shield
	Name:	Kelly Shield
	Title:	Managing Director

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	Santander Bank, N.A.

	by	/s/ Jennifer Baydian
		Name:	Jennifer Baydian
		Title:	Senior Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

THE BANK OF NOVA SCOTIA

by	/s/ Patrick Wong
	Name:	Patrick Wong
	Title:	Director

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	The Northern Trust Company

	by	/s/ Andrew D. Holtz
		Name:	Andrew D. Holtz
		Title:	Senior Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	TRUIST BANK

	by	/s/ Iryna Kolos
		Name:	Iryna Kolos
		Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	THE BANK OF NEW YORK MELLON

	by	/s/ Thomas J. Tarasovich, Jr.
		Name:	Thomas J. Tarasovich, Jr.
		Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	ING BANK N.V., DUBLIN BRANCH, as a Lender

	by	/s/ Cormac Langford
		Name:	Cormac Langford
		Title:	Director

	by	/s/ Louise Gough
		Name:	Louise Gough
		Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

THE HUNTINGTON NATIONAL BANK, as a Lender

by	/s/ Ted Jurgielewicz
	Name:	Ted Jurgielewicz
	Title:	Director

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

SVENSKA HANDELSBANKEN AB (PUBL), NEW YORK BRANCH

by	/s/ Beatrice Wassing
	Name:	Beatrice Wassing
	Title:	Senior Vice President

by	/s/ Nancy D’Albert
	Name:	Nancy D’Albert
	Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

HSBC Bank USA NA, as a Lender

by	/s/ Christian J. Covello
	Name:	Christian J. Covello
	Title:	Senior Vice President/Region Head

by	/s/ Srdan Raguz
	Name:	Srdan Raguz
	Title:	Sr Associate Relationship Manager

* The second signature block is for the use of those Lenders that require two signatures.

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	TD Bank, N.A., as a Lender

	by	/s/ Bernadette Collins
		Name:	Bernadette Collins
		Title:	Senior Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	BAYERISCHE LANDESBANK, NEW YORK BRANCH

	by	/s/ Varbin Staykoff
		Name:	Varbin Staykoff
		Title:	Senior Director

	by	/s/ Elke Videgain
		Name:	Elke Videgain
		Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	City National Bank

	by	/s/ Louis Serio
		Name:	Louis Serio
		Title:	SVP

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

Name of Institution:	First Hawaiian Bank

	by	/s/ Stephen Agnew-Miller
		Name:	Stephen Agnew-Miller
		Title:	Vice President

[SIGNATURE PAGE TO THE ADP AMENDMENT AGREEMENT]

~~EXECUTION VERSION~~ANNEX I

US$3,200,000,000
FIVE-YEAR CREDIT AGREEMENT

dated as of

June 9, 2021,

among

AUTOMATIC DATA PROCESSING, INC.

The BORROWING SUBSIDIARIES
referred to herein

The LENDERS Party Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BANK OF AMERICA, N.A.
BNP PARIBAS
WELLS FARGO BANK, N.A. and
DEUTSCHE BANK SECURITIES INC.,
as Syndication Agents

BARCLAYS BANK PLC and
MUFG BANK, LTD.,

as Documentation Agents
_________________________

JPMORGAN CHASE BANK, N.A.
BOFA SECURITIES, INC.

BNP PARIBAS SECURITIES CORP.

WELLS FARGO SECURITIES, LLC and
DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arrangers and Joint Bookrunners

~~[CS&M Ref. No. 6701-136]~~

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	~~28~~30
SECTION 1.03. Terms Generally	~~28~~30
SECTION 1.04. Accounting Terms; GAAP	~~29~~31
SECTION 1.05. Exchange Rates	~~29~~31
SECTION 1.06. Divisions	~~29~~31
SECTION 1.07. Interest Rates; ~~LIBOR~~Benchmark Notification	~~29~~31

ARTICLE II

The Credits

SECTION 2.01. Commitments	~~30~~32
SECTION 2.02. Loans and Borrowings	~~31~~33
SECTION 2.03. Requests for Borrowings	~~32~~34
SECTION 2.04. Bankers’ Acceptances	~~33~~35
SECTION 2.05. Competitive Bid Procedure	~~36~~37
SECTION 2.06. Funding of Borrowings and B/A Drawings	~~38~~39
SECTION 2.07. Repayment of Borrowings and B/A Drawings; Evidence of Debt	~~38~~40
SECTION 2.08. Interest Elections	~~39~~41
SECTION 2.09. Termination, Reduction, Increase and Extension of Commitments	~~42~~43
SECTION 2.10. Prepayment of Loans	~~45~~46
SECTION 2.11. Fees	~~46~~48
SECTION 2.12. Interest	~~47~~49
SECTION 2.13. Alternate Rate of Interest	~~48~~50
SECTION 2.14. Increased Costs	~~50~~54
SECTION 2.15. Break Funding Payments	~~51~~55
SECTION 2.16. Taxes	~~52~~55
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~53~~57
SECTION 2.18. Mitigation Obligations; Replacement of Lenders	~~55~~58
SECTION 2.19. Designation of Borrowing Subsidiaries	~~56~~59
SECTION 2.20. Defaulting Lenders	~~56~~60

ARTICLE III

Representations and Warranties

SECTION 3.01. Organization; Powers	~~57~~61

SECTION 3.02. Authorization; Enforceability	~~57~~61
SECTION 3.03. Governmental Approvals; No Conflicts	~~57~~61
SECTION 3.04. Financial Position; No Material Adverse Change	~~58~~61
SECTION 3.05. Properties	~~58~~62
SECTION 3.06. Litigation and Environmental Matters	~~58~~62
SECTION 3.07. Compliance with Laws and Agreements	~~59~~62
SECTION 3.08. Federal Reserve Regulations	~~59~~62
SECTION 3.09. Investment Company Status	~~59~~63
SECTION 3.10. Taxes	~~59~~63
SECTION 3.11. ERISA	~~59~~63
SECTION 3.12. Disclosure	~~60~~63
SECTION 3.13. Anti-Corruption Laws and Sanctions	~~60~~63
SECTION 3.14. Affected Financial Institution	~~60~~63

ARTICLE IV

Conditions

SECTION 4.01. Effective Date	~~60~~64
SECTION 4.02. Each Credit Event	~~61~~65
SECTION 4.03. Initial Credit Event for each Borrowing Subsidiary	~~61~~65

ARTICLE V

Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information	~~62~~65
SECTION 5.02. Notices of Material Events	~~63~~67
SECTION 5.03. Existence; Conduct of Business	~~64~~67
SECTION 5.04. Payment of Taxes	~~64~~67
SECTION 5.05. Maintenance of Properties	~~64~~67
SECTION 5.06. Books and Records; Inspection Rights	~~64~~68
SECTION 5.07. Compliance with Laws	~~64~~68
SECTION 5.08. Use of Proceeds	~~64~~68

ARTICLE VI

Negative Covenants

SECTION 6.01. Liens	~~65~~68
SECTION 6.02. Sale and Leaseback Transactions	~~66~~69
SECTION 6.03. Fundamental Changes	~~66~~70

ARTICLE VII

Events of Default

Contents, p. 2

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Guarantee

ARTICLE X

Miscellaneous

SECTION 10.01. Notices	~~75~~79
SECTION 10.02. Waivers; Amendments	~~77~~80
SECTION 10.03. Limitation of Liability; Expenses; Indemnity	~~78~~81
SECTION 10.04. Successors and Assigns	~~79~~83
SECTION 10.05. Survival	~~82~~86
SECTION 10.06. Counterparts; Integration; Effectiveness	~~82~~86
SECTION 10.07. Severability	~~84~~87
SECTION 10.08. Right of Setoff	~~84~~87
SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process	~~84~~88
SECTION 10.10. WAIVER OF JURY TRIAL	~~85~~88
SECTION 10.11. Headings	~~85~~89
SECTION 10.12. Confidentiality	~~85~~89
SECTION 10.13. Conversion of Currencies	~~86~~90
SECTION 10.14. Interest Rate Limitation	~~87~~90
SECTION 10.15. Certain Notices	~~87~~91
SECTION 10.16. No Fiduciary Relationship	~~87~~91
SECTION 10.17. Acknowledgement of and Consent to Bail-In of Affected Financial Institutions	~~88~~91

SCHEDULES:

Schedule 2.01	—	Lenders and Commitments
Schedule 2.17	—	Payment Instructions
Schedule 6.01	—	Liens

Contents, p. 3

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Borrowing Subsidiary Agreement
Exhibit B-2	—	Form of Borrowing Subsidiary Termination
Exhibit C	—	Form of Promissory Note
Exhibit D	—	Form of Opinion of General Counsel of the Company

Contents, p. 4

FIVE-YEAR CREDIT AGREEMENT dated as of June 9, 2021 (this “Agreement”), among AUTOMATIC DATA PROCESSING, INC., a Delaware corporation (the “Company”); the BORROWING SUBSIDIARIES from time to time party hereto (the Company and the Borrowing Subsidiaries being collectively called the “Borrowers”); the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Company has requested that the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) extend credit in the form of (a) US Tranche Commitments under which the Company and the US Borrowing Subsidiaries may obtain US Tranche Loans in US Dollars in an aggregate principal amount at any time outstanding that will not result in the aggregate US Tranche Exposures exceeding US$2,636,300,000, (b) Canadian Tranche Commitments under which the Canadian Borrowing Subsidiaries may obtain Canadian Tranche Loans in Canadian Dollars, and the Company and the US Borrowing Subsidiaries may obtain Canadian Tranche Loans in US Dollars, in an aggregate principal amount at any time outstanding that will not result in the aggregate Canadian Tranche Exposures exceeding US$325,700,000 and (c) Euro Tranche Commitments under which the Company, the US Borrowing Subsidiaries and the Euro Borrowing Subsidiaries may obtain Euro Tranche Loans in Euros and US Dollars in an aggregate principal amount at any time outstanding that will not result in the aggregate Euro Tranche Exposures exceeding US$238,000,000. The Company has also requested that the Lenders provide (a) a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term Loans to the Borrowers and (b) a procedure pursuant to which the Borrowers may obtain Loans on an uncommitted basis from individual Lenders on terms to be negotiated at the time such Loans are requested. The proceeds of borrowings hereunder are to be used for general corporate purposes of the Borrowers and their subsidiaries, including the refinancing of any indebtedness outstanding under the Company’s 364-Day Credit Agreement dated as of June 10, 2020 and its Five-Year Credit Agreement dated as of June 13, 2018 (together, the “Existing Credit Agreements”) or under the Company’s Five-Year Credit Agreement dated as of June 12, 2019.

The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, ~~are bearing~~bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder, or any successor in such capacity. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMCB through which JPMCB shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Currencies” means US Dollars and each Designated Foreign Currency.

“Agreement Currency” has the meaning assigned to such term in Section 10.13(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the ~~highest~~greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% ~~per annum~~ and (c) the ~~LIBO~~Adjusted Term SOFR Rate for a one month ~~interest period on~~Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% ~~per annum. For purposes of clause (c) above~~; provided that for the purpose of this definition, the ~~LIBO~~Adjusted Term SOFR Rate ~~on~~for any day shall be based on the ~~applicable Screen~~Term SOFR Reference Rate at approximately ~~11:00~~5:00 a.m.~~, London~~ Chicago time~~,~~ on such day ~~for deposits in US Dollars with a maturity of one month (without any rounding~~(or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the ~~LIBO~~Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the ~~LIBO~~Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until ~~any amendment has become effective~~the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate

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~~shall~~as determined pursuant to the foregoing would be less than ~~zero~~0.00%, such rate shall be deemed to be ~~zero for purposes of this~~0.00%.

“Amendment Agreement” means that certain Amendment Agreement, dated as of June 30, 2023, by and among the Company, the Administrative Agent and the Lenders.

“Ancillary Document” has the meaning assigned to such term in Section 10.06(b).

“Anti-Corruption Laws” means the FCPA and other laws, rules and regulations applicable to the Borrower or its Subsidiaries concerning or relating to bribery or corruption.

“Applicable Rate” means, for any day, with respect to (a) any commitment fee payable hereunder, the rate per annum set forth below under the caption “Commitment Fee Rate”, (b) any ~~Eurocurrency~~Term Benchmark Loan, EURIBOR Loan, CDOR Loan or B/A Drawing hereunder, the rate per annum set forth below under the caption “~~Eurocurrency~~Term Benchmark Spread, EURIBOR Spread, CDOR Spread, B/A Spread”, (c) any ABR Loan, the Applicable Rate for ~~Eurocurrency~~Term Benchmark Loans minus 1% per annum (but in no event shall the Applicable Rate for any ABR Loan be less than 0% per annum) and (d) any Canadian Base Rate Loan, the Applicable Rate for CDOR Loans minus 1% per annum (but in no event shall the Applicable Rate for any Canadian Base Rate Loan be less than 0% per annum), in each case based on the Ratings:

Ratings:	Commitment Fee Rate (basis points)	~~Eurocurrency~~Term Benchmark Spread, EURIBOR Spread, CDOR Spread, B/A Spread: (basis points)
Category 1 Greater than or equal to Aa3 / AA- / AA-	4.0	62.5
Category 2 Less than Aa3 / AA- / AA- and greater than or equal to A3 / A- / A-	8.0	87.5
Category 3 Less than A3 / A- /A-	10.0	112.5

For purposes of the foregoing, (a) (i) if three Ratings are in effect, then either (x) if two of the three Ratings are in the same Category, such Category shall apply or (y) if all three of the Ratings are in different Categories, then the Category corresponding to the middle Rating shall apply ~~and~~, (ii) if only two Ratings are in effect or deemed to be in effect, the applicable

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Category shall be based on the higher of the two Ratings unless the Ratings differ by two or more Categories, in which case the applicable Category shall be one level above that corresponding to the lower Rating, (iii) if there is only one Rating in effect, then the applicable Category shall be determined by reference to the actual Rating and a deemed Category 3 Rating and in accordance with clause (ii) above, and (iv) if no Ratings are in effect then Category 3 shall apply; and (b) if the Ratings established or deemed to have been established by Fitch, Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Fitch, Moody’s or S&P), such change shall be effective as of the date on which it is first publicly announced by Fitch, Moody’s or S&P. Each change in the Applicable Rate on account of a change in the Ratings shall apply during the period commencing on the date that is three Business Days after the effective date of such change and ending on the date ~~immediately preceding~~that is two Business Days after the effective date of the next such change.

If the rating system of Fitch, Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Commitment Fee Rate, the ~~Eurocurrency~~Term Benchmark Spread, the EURIBOR Spread, the CDOR Spread and the B/A Spread shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Arranger” means each of JPMCB, BofA Securities, Inc., BNP Paribas Securities Corp., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., each in its capacity as joint lead arranger and joint bookrunner for the credit facility established hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.

“B/A” means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by a Canadian Borrowing Subsidiary and accepted by a Canadian Tranche Lender in accordance with the terms of this Agreement.

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or custodian appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof. If, however, such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person, such ownership interest will constitute a Bankruptcy Event. Nothing in this definition or elsewhere in this Agreement shall require any Person to disclose any information that it would be prohibited from disclosing under applicable law or regulation.

“B/A Drawing” means B/As accepted and purchased on the same date and as to which a single Contract Period is in effect.

“Benchmark ~~Replacement” means~~” means, initially, (i) with respect to any Term Benchmark Loan denominated in US Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Loan denominated in Euros, the EURIBOR Rate, and (iii) with respect to any CDOR Loan, the CDOR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative

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Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Designated Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate ~~(which may be a SOFR-Based Rate for Loans denominated in US Dollars)~~ that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body ~~and/~~or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to~~for the ~~LIBO Rate, the EURIBOR Rate or the CDOR Rate, as applicable,~~ then-current Benchmark for syndicated credit facilities denominated in the applicable ~~currency~~Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~; provided that, if~~.

If the Benchmark Replacement as ~~so~~ determined pursuant to clause (1) or (2) above would be less than ~~zero~~the Floor, the Benchmark Replacement will be deemed to be ~~zero~~the Floor for the purposes of this Agreement~~; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion~~ and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment~~,~~ (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be,~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be,~~such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable ~~currency~~Agreed Currency at such time ~~(for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate)~~.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in US Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or

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prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, ~~decides in its reasonable discretion~~reasonably determines may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of ~~the~~such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, reasonably determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the ~~earlier~~earliest to occur of the following events with respect to ~~the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be~~such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~the applicable Screen Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such ~~Screen Rate~~Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be~~such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of ~~the applicable Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such ~~Screen Rate~~Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such ~~Screen Rate~~Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the applicable Screen Rate~~such Benchmark (or the published component used in the calculation thereof), the ~~U.S.~~ Federal Reserve ~~System~~Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for ~~the applicable Screen Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the applicable Screen Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the applicable Screen Rate~~such Benchmark (or such component), in each case, which states that the administrator of such ~~Screen Rate~~Benchmark (or such component) has ceased or will cease to provide such ~~Screen Rate~~Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such ~~Screen Rate~~Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); ~~and/~~or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the applicable Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such ~~Screen Rate is no longer~~Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election with respect to the LIBO Rate, the date specified by the Administrative Agent or the Required Lenders, as applicable, and, in each case, consented to by~~

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~~the Company in writing and notified in writing to the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders, as applicable~~

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, ~~if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be, and solely to the extent that the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be, has not been replaced with a~~with respect to any Benchmark ~~Replacement~~, the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be,~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced ~~the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be,~~such then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means Loans (including Competitive Loans and Contract Loans) of the same Class, Type and currency, made, converted or continued on the same date and, in the case of ~~Eurocurrency~~Term Benchmark Loans, CDOR Loans or Fixed Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, 5,000,000 units of the applicable Designated Foreign Currency.

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“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, 1,000,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” means a US Borrowing Subsidiary, a Canadian Borrowing Subsidiary or a Euro Borrowing Subsidiary.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

“Business Day” means any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~or Chicago; provided, that (a) when used in connection with ~~a Eurocurrency Loan~~Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of such Loans referencing the Adjusted Term SOFR Rate, or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, the term “Business Day” shall also ~~exclude~~include any such day ~~on which banks are not open for dealings in deposits in the applicable currency in the London interbank market~~that is only an U.S. Government Securities Business Day, (b) when used in connection with a Loan denominated in Canadian Dollars or a B/A, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Toronto, and (c) when used in connection with a Loan denominated in Euros, the term “Business Day” shall also exclude any days on which the TARGET payment system is not open for the settlement of payments in Euros.

“Calculation Date” means the last Business Day of each calendar month.

“Canadian Base Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 or 1%) equal to the greater of (a) the interest rate per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., Toronto Branch, as its reference rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in Canadian Dollars in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the CDOR Rate for a one month Interest Period on such day plus 1% per annum. For purposes of clause (b) above, the CDOR Rate on any day shall be based on the applicable Screen Rate at approximately 11:00 a.m., Toronto time, on such day for Canadian Dollar bankers’ acceptances with a maturity of one month.

“Canadian Borrowing Subsidiary” means any Canadian Subsidiary that has been designated as such pursuant to Section 2.19 and that has not ceased to be a Canadian Borrowing Subsidiary as provided in such Section.

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“Canadian Dollars” or “C$” means the lawful money of Canada.

“Canadian Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of Canada or any province thereof.

“Canadian Tranche Borrowing” means a borrowing comprised of Canadian Tranche Loans.

“Canadian Tranche Commitment” means, with respect to each Canadian Tranche Lender, the commitment of such Canadian Tranche Lender to make Canadian Tranche Loans pursuant to Section 2.01(b) and to accept and purchase or arrange for the purchase of B/As pursuant to Section 2.04, expressed as an amount representing the maximum aggregate amount of such Canadian Tranche Lender’s Canadian Tranche Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Canadian Tranche Lender’s Canadian Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Canadian Tranche Lender shall have assumed its Canadian Tranche Commitment, as applicable. The aggregate amount of the Canadian Tranche Commitments on the date hereof is US$325,700,000.

“Canadian Tranche Exposure” means, at any time, as to any Lender, the sum of (a) the aggregate principal amount of the Canadian Tranche Loans of such Lender denominated in US Dollars outstanding at such time, (b) the US Dollar Equivalent of the aggregate principal amount of the Canadian Tranche Loans of such Lender denominated in Canadian Dollars outstanding at such time and (c) the US Dollar Equivalent of the aggregate face amount of the B/As accepted by such Lender and outstanding at such time.

“Canadian Tranche Lender” mean a Lender with a Canadian Tranche Commitment.

“Canadian Tranche Loan” means a Loan made by a Canadian Tranche Lender pursuant to Section 2.01(b). Each Canadian Tranche Loan denominated in US Dollars shall be a ~~Eurocurrency~~Term Benchmark Loan or an ABR Loan, and each Canadian Tranche Loan denominated in Canadian Dollars shall be a CDOR Loan or a Canadian Base Rate Loan.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

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“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“CDOR”, when used in reference to any Loan or Borrowing denominated in Canadian Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate.

“CDOR Rate” means, with respect to any CDOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day; provided that in no event shall the CDOR Rate be less than zero.

“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or by any lending office of such Lender or by such Lender’s holding company with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, no act, event or circumstance referred to in clause (a), (b) or (c) of this definition shall be deemed to have occurred prior to the date of this Agreement as a result of the applicable law, rule, regulation, treaty, interpretation, application, request, guideline or directive having been adopted, made or issued under the general authority of the Dodd-Frank Wall Street Reform and Consumer

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Protection Act or Basel III as promulgated by the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Tranche Loans, Euro Tranche Loans, Canadian Tranche Loans, Competitive Loans or Contract Loans and (b) any Commitment, refers to whether such Commitment is a US Tranche Commitment, a Euro Tranche Commitment or a Canadian Tranche Commitment.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a US Tranche Commitment, a Euro Tranche Commitment or a Canadian Tranche Commitment.

“Company” has the meaning assigned to such term in the heading of this Agreement.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.05.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request for Competitive Bids in accordance with Section 2.05.

“Competitive Borrowing” means a Borrowing comprised of Competitive Loans.

“Competitive Loan” means a Loan made pursuant to Section 2.05. Each Competitive Loan shall be a ~~Eurocurrency~~Term Benchmark Loan, a CDOR Loan or a Fixed Rate Loan.

“Competitive Loan Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the outstanding Competitive Loans of such Lender denominated in US Dollars and (b) the aggregate of the US Dollar Equivalents of the principal amounts of the outstanding Competitive Loans of such Lender denominated in Designated Foreign Currencies.

~~“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:~~

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~~(1)       the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:~~

~~(2)       if, and to the extent that, the Administrative Agent, in consultation with the Company, determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent, in consultation with the Company, determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;~~

~~provided, further, that if the Administrative Agent, in consultation with the Company, decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”~~

“Consenting Lender” has the meaning assigned to such term in Section 2.09(e).

“Consolidated Net Worth” means the shareholders’ equity of the Company, determined on a consolidated basis in accordance with GAAP.

“Contract Loan” has the meaning assigned to such term in Section 2.02(e).

“Contract Loan Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the outstanding Contract Loans of such Lender denominated in US Dollars and (b) the aggregate of the US Dollar Equivalents of the principal amounts of the outstanding Contract Loans of such Lender denominated in Designated Foreign Currencies.

“Contract Period” means, with respect to any B/A, the period commencing on the date such B/A is issued and accepted and ending on the date 30, 60, 90 or 180 days thereafter, as the applicable Canadian Borrowing Subsidiary may elect (in each case subject to availability); provided, that if such Contract Period would end on a day other than a Business Day, such Contract Period shall be extended to the next succeeding Business Day.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to ~~a Benchmark Replacement~~any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as ~~the applicable tenor for the applicable Interest Period with respect to the LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be~~such Available Tenor.

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“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company. If by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Declining Lender” has the meaning assigned to such term in Section 2.09(e).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, it notifies the Administrative Agent in writing that such failure is the result of its good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company, any other Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on its good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer thereof that it will comply with its obligations (and is financially able to meet such obligations) to fund Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Administrative Agent of such certification in form and substance satisfactory to the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action (as defined in Section 10.17).

“Designated Foreign Currency” means the Canadian Dollar ~~and~~, the Euro and any additional currency determined after the Effective Date by mutual agreement of the Borrower, each of the Lenders and the Administrative Agent; provided that each such

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currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into US Dollars.

“Discount Proceeds” means, with respect to any B/A, an amount (rounded upward, if necessary, to the nearest C$.01) calculated by multiplying (a) the face amount of such B/A by (b) the quotient obtained by dividing (i) one by (ii) the sum of (A) one and (B) the product of (x) the Discount Rate (expressed as a decimal) applicable to such B/A and (y) a fraction of which the numerator is the Contract Period applicable to such B/A and the denominator is 365, with such quotient being rounded upward or downward to the fifth decimal place and .000005 being rounded upward.

“Discount Rate” means, with respect to a B/A being accepted and purchased on any day, (a) for a Lender which is a Schedule I Lender, (i) the CDOR Rate applicable to such B/A or, (ii) if the discount rate for a particular Contract Period is not quoted on the Reuters Screen CDOR Page, the arithmetic average (as determined by the Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) quoted to the Administrative Agent by the Schedule I Reference Lenders as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers’ acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A, and (b) for a lender which is a Schedule II Lender or a Schedule III Lender, the arithmetic average (as determined by the Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) quoted to the Administrative Agent by the Schedule III Reference Lender as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers’ acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A.

~~“Early Opt-in Election” means, with respect to the LIBO Rate, the occurrence of:~~

~~(1) (i) a determination by the Administrative Agent and the Company or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and~~

~~(2) (i) the election by the Administrative Agent and the Company or (ii) the election by the Required Lenders with the written consent of the Company to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent and the Company of written notice of such election to the Lenders or by the Required Lenders and the Company of written notice of such election to the Administrative Agent and the other Lenders.~~

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“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender and (c) any other Person, other than, in each case, (i) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) a Defaulting Lender, (iii) the Company or any of its Affiliates or (iv) a Sanctioned Person.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any of the Borrowers or any of their Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to

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the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA; or (h) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

“EURIBOR Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing in Euros for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day; provided that ~~(a) if the applicable Screen Rate shall not be available at such time for such Interest Period but the applicable Screen Rate shall be available at such time for maturities both longer and shorter than such Interest Period, then the EURIBOR Rate shall be the Interpolated Screen Rate as of such time and (b)~~ if the EURIBOR Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Euro Borrowing Subsidiary” means any Subsidiary that has been designated as such pursuant to Section 2.19 and that has not ceased to be a Euro Borrowing Subsidiary as provided in such Section.

“Euro Tranche Borrowing” means a Borrowing comprised of Euro Tranche Loans.

“Euro Tranche Commitment” means, with respect to each Euro Tranche Lender, the commitment of such Euro Tranche Lender to make Euro Tranche Loans pursuant to Section 2.01(c), expressed as an amount representing the maximum aggregate amount of such Euro Tranche Lender’s Euro Tranche Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Euro Tranche Lender’s Euro Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which Euro Tranche Lender shall have assumed its Euro Tranche Commitment, as applicable. The aggregate amount of the Euro Tranche Commitments on the date hereof is US$238,000,000.

“Euro Tranche Exposure” means, at any time, as to any Lender, the sum of (a) the aggregate principal amount of the Euro Tranche Loans of such Lender denominated in US Dollars outstanding at such time and (b) the US Dollar Equivalent of the aggregate principal amount of the Euro Tranche Loans of such Lender denominated in Euros outstanding at such time.

“Euro Tranche Lender” mean a Lender with a Euro Tranche Commitment.

“Euro Tranche Loan” means a Loan made by a Euro Tranche Lender pursuant to Section 2.01(c). Each Euro Tranche Loan denominated in US Dollars shall be a

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~~Eurocurrency~~Term Benchmark Loan or an ABR Loan, and each Euro Tranche Loan denominated in Euros shall be a ~~Eurocurrency~~Term Benchmark Loan~~.~~

~~“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate or the EURIBOR Rate~~.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for the applicable currency or currencies. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of the applicable currencies are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of US Dollars with such other currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, (b) any branch profit Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a US Tranche Lender or Euro Tranche Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding Tax that is imposed by the United States of America (or any political subdivision thereof) on payments by a Borrower from an office within such jurisdiction to the extent such Tax is in effect and would apply as of the date such US Tranche Lender or Euro Tranche Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such US Tranche Lender or Euro Tranche Lender and is in effect and would apply at the time such lending office is designated, (d) in the case of a Canadian Tranche Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding Tax that is imposed (i) by Canada (or any province or other political subdivision therein) on payments by a Canadian Borrowing Subsidiary from an office within such jurisdiction or (ii) by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction, in either case to the extent such Tax is in effect and would apply as of the date such Canadian Tranche Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Canadian Tranche Lender and is in effect and would apply at

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the time such lending office is designated, (e) any withholding Taxes imposed by the United States of America pursuant to FATCA, and (f) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.16(f), except, in the case of clause (c) or (d) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16 or (ii) such withholding Tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.

“Existing Credit Agreements” has the meaning assigned to such term in the introductory statement.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.09(e).

“Exposure” means, with respect to any Lender at any time, such Lender’s US Tranche Exposure, Canadian Tranche Exposure, Euro Tranche Exposure, Competitive Loan Exposure and Contract Loan Exposure at such time.

“Extension Date” has the meaning assigned to such term in Section 2.09(e).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

~~“FCA” has the meaning set forth in Section 1.07.~~

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB ~~(rounded upwards, if necessary, to the next 1/100 of 1.0%)~~ based on such day’s federal funds transactions by depository institutions, ~~(~~as determined in such manner as ~~the NYFRB~~ shall be set forth on ~~its public website~~the NYFRB’s Website from time to time~~)~~, and published on the next succeeding ~~business day~~Business Day by the NYFRB as the effective federal funds ~~effective~~ rate; provided that if the Federal Funds Effective Rate~~,~~ as so determined ~~as provided above,~~ would be less than ~~zero~~0.00%, ~~the Federal Funds Effective Rate~~such rate shall be deemed to be 0.00% for ~~all~~ purposes of this Agreement ~~be zero.~~

~~“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source~~.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“First Amendment Effective Date” has the meaning assigned to such term in the Amendment Agreement.

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“Fitch” means Fitch Ratings Inc.

“Fixed Rate” means, with respect to any Competitive Loan (other than a ~~Eurocurrency~~Term Benchmark Competitive Loan or a CDOR Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR, the EURIBOR Rate, the CDOR Rate or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR, the EURIBOR Rate, the CDOR Rate or the Central Bank Rate shall be 0.00%.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any applicable supranational bodies such as, without limitation, the European Union, the European Central Bank, the Bank for International Settlements and the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Increasing Lender” has the meaning assigned to such term in Section 2.09(d)(i).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial Loans” has the meaning assigned to such term in Section 2.09(d)(iv).

“Interest Election Request” means a request by the relevant Borrower to convert or continue a Borrowing or a B/A Drawing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Base Rate Loan, the last day of each March, June, September and December, (b) with respect to any ~~Eurocurrency~~Term Benchmark Loan or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing or CDOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Loan with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Contract Loan, the date or dates agreed upon by the relevant Borrower and the applicable Lender or, if no

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such dates shall have been agreed upon, the last day of each March, June, September and December.

“Interest Period” means, (a) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter~~, as~~ (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect, (b) with respect to any CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter~~, as~~ (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect, (c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request and (d) with respect to any Contract Loan, the period commencing on the date of such Borrowing and ending on the date agreed upon by the relevant Borrower and the applicable Lender; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing or CDOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period pertaining to a ~~Eurocurrency~~Term Benchmark Borrowing or CDOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) in the case of a Term Benchmark Borrowing or CDOR Borrowing, no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for any Borrowing.. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing denominated in any currency for any Interest Period or any CDOR Rate Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of the Specified Time on the Quotation Day.~~

“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning assigned to such term in Section 10.13(b).

“Lender-Related Person” has the meaning assigned to such term in Section 10.03(a).

“Lenders” means the Persons listed on Schedule 2.01, any Increasing Lender that shall have become a party hereto pursuant to Section 2.09(d) and any other Person that shall have

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become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Rate” means, with respect to any Eurocurrency Borrowing in US Dollars for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day; provided that (a) if the applicable Screen Rate shall not be available at such time for such Interest Period but the applicable Screen Rate shall be available at such time for maturities both longer and shorter than such Interest Period, then the LIBO Rate shall be the Interpolated Screen Rate as of such time and (b) if the LIBO Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“LIBOR” has the meaning set forth in Section 1.07.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and each promissory note delivered pursuant to this Agreement.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars, New York City time, (b) with respect to a Loan or Borrowing denominated in Euro, London time and (c) with respect to a Loan or Borrowing denominated in Canadian Dollars or a B/A, Toronto time.

“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the ~~LIBO~~Adjusted Term SOFR Rate or the EURIBOR Rate, the marginal rate of interest, if any, to be added to or subtracted from the ~~LIBO~~Adjusted Term SOFR Rate or the EURIBOR Rate, as the case may be, to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

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“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Company and its Subsidiaries in an aggregate principal amount exceeding US$250,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means (a) any Subsidiary that is a Borrower, (b) any Subsidiary that directly or indirectly owns or Controls any Material Subsidiary and (c) any other Subsidiary (i) the consolidated revenues of which for the most recent period of four fiscal quarters of the Company for which audited financial statements have been delivered pursuant to Section 5.01 were greater than 10% of the Company’s consolidated revenues for such period or (ii) the consolidated assets of which as of the end of such period were greater than 10% of the Company’s consolidated assets as of such date; provided that if at any time the aggregate consolidated revenues or assets of all Subsidiaries that are not Material Subsidiaries for or at the end of any period of four fiscal quarters exceeds 10% of the Company’s consolidated revenues for such period or 10% of the Company’s consolidated assets as of the end of such period, the Company shall (or, in the event the Company has failed to do so within 10 days, the Administrative Agent may) designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements.

“Maturity Date” means June 9, 2026, as such date may be extended pursuant to Section 2.09(e).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Notice of Illegality” has the meaning assigned to such term in Section 2.19.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, ~~on~~for the immediately preceding Business Day); provided that if none of such rates ~~is~~are published for any day that is a Business Day, the term “NYFRB Rate” ~~shall mean~~means the rate for a federal funds transaction quoted at 11:00 a.m. ~~(New York City time)~~ on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the ~~NYFRB Rate,~~aforesaid

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rates as so determined ~~as provided above, would~~ be less than ~~zero~~0.00%, ~~the NYFRB Rate~~such rate shall be deemed to be 0.00% for ~~all~~ purposes of this Agreement ~~be zero~~.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to any Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers under this Agreement and the other Loan Documents.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurocurrency borrowings~~eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, ~~(~~as such composite rate shall be determined by the NYFRB as set forth on ~~its public website~~the NYFRB’s Website from time to time~~)~~, and published on the next succeeding Business Day by the NYFRB as an ~~Overnight Bank Funding Rate (from and after such date as the NYFRB shall commence to publish such composite~~overnight bank funding rate~~)~~.

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(h).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning assigned to such term in Section 10.15.

“Payment” has the meaning assigned to such term in Article VIII.

“Payment Notice” has the meaning assigned to such term in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

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“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens; and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any of the Borrowers or any of their Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any Lien in favor of the PBGC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any of the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Account” has the meaning specified in Section 2.10(e).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative

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Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Quotation Day” means (a) with respect to any currency (other than Canadian Dollars) for any Interest Period, the day two Business Days prior to the first day of such Interest Period and (b) with respect to Canadian Dollars for any Interest Period, the first day of such Interest Period, in each case unless market practice differs for loans such as the applicable Loans priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Ratings” means, at any time, the Company’s issuer rating by Fitch, the Company’s issuer rating by Moody’s and the Company’s issuer rating by S&P at such time.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is the CDOR Rate, 11:00 a.m. Toronto local time on the same day of such setting or (4) if such Benchmark is not the Term SOFR Rate, EURIBOR Rate or CDOR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any Designated Foreign Currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is

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denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Interbank Market” means (a) with respect to ~~any currency (other than Canadian Dollars)~~Euros, the ~~London~~European interbank market, and (b) with respect to Canadian Dollars, the Toronto interbank market.

“Request Date” has the meaning assigned to such term in Section 2.09(e).

“Required Lenders” means, at any time, Lenders having unused US Tranche Commitments, U.S. Tranche Exposures, unused Canadian Tranche Commitments, Canadian Tranche Exposures, unused Euro Tranche Commitments and Euro Tranche Exposures with an aggregate US Dollar Equivalent representing more than 50% of the aggregate US Dollar Equivalent of the total unused US Tranche Commitments, U.S. Tranche Exposures, unused Canadian Tranche Commitments, Canadian Tranche Exposures, unused Euro Tranche Commitments and Euro Tranche Exposures at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans and Contract Loans of the Lenders shall be included in their respective US Tranche Exposures in determining the Required Lenders.

“Reuters Screen CDOR Page” means the Reuters Screen CDOR01 Page (or, in the event rates for bankers’ acceptances do not appear on such Reuters page or screen, any successor, substitute or other page on such screen or service that displays such rates, or on the appropriate page of such other information service that publishes such rates from time to time as selected by the Administrative Agent).

“Revolving Borrowing” means a Borrowing comprised of US Tranche Loans, Canadian Tranche Loans or Euro Tranche Loans, in each case made pursuant to Section 2.01.

“Revolving Loan” means any US Tranche Loan, Canadian Tranche Loan or Euro Tranche Loan.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction Laws” means laws and executive orders of the United States of America, the United Nations Security Council, the European Union or ~~Her~~His Majesty’s

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Treasury of the United Kingdom imposing economic or financial sanctions ~~or~~, trade embargoes or similar restrictions, and regulations implementing such laws and executive orders.

“Sanctioned Country” means, at any time, a country, region or territory which is the ~~subject or~~ target of any Sanction Laws that are applicable to transactions with such country or Persons operating, organized or resident therein generally (and not merely to transactions with specifically designated Persons operating, organized or resident therein). On the ~~date hereof~~First Amendment Effective Date, the Sanctioned Countries are the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, ~~Syria and~~ North Korea and Syria.

“Sanctioned Person” means any Person who is the target of any Sanction Laws, including (a) any Person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury or on any other list maintained by any Governmental Authority under applicable Sanction Laws, (b) any Person operating, organized or resident in a Sanctioned Country with whom the Company is prohibited from doing business as a result of applicable Sanction Laws, or (c) any Person who is, to the Company’s knowledge, owned or controlled by any Person or Persons described in the preceding clauses (a) and (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership may be defined and/or established in and/or by any applicable laws, rules, regulations or orders).

“Schedule I Lender” means any Lender named on Schedule I to the Bank Act (Canada).

“Schedule I Reference Lenders” means Bank of Montreal, Chicago Branch and Royal Bank of Canada.

“Schedule II Lender” means any Lender named on Schedule II to the Bank Act (Canada).

“Schedule III Lender” means any Lender named on Schedule III to the Bank Act (Canada).

“Schedule III Reference Lender” means JPMorgan Chase Bank, N.A., Toronto Branch.

“Screen Rate” means (a~~) in respect of the LIBO Rate for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), (b~~) in respect of the EURIBOR Rate for any Interest Period, a rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other

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person which takes over the administration of that rate) for the relevant period (before any correction, recalculation or republication by the administrator) as displayed on the Reuters screen page that displays such rate (currently page EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) and (~~c~~b) in respect of the CDOR Rate, the average rate for bankers acceptances with a tenor equal to the relevant Interest Period or Contract Period appearing on the Reuters Screen CDOR01 Page (or, in the event such rate does not appear on such Reuters page or screen, on any successor, substitute or other page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent). ~~If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, than the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.~~ Notwithstanding the foregoing, if the Screen Rate, determined as provided above in this definition, would be less than zero, the Screen Rate shall for all purposes of this Agreement be zero.

“SOFR” ~~with respect~~means a rate equal to ~~any day means~~ the secured overnight financing rate ~~published for such day by~~as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB~~, as the administrator of the benchmark~~ (or a successor administrator~~), on~~ of the ~~Federal Reserve Bank of New York’s Website~~secured overnight financing rate).

“SOFR~~-Based Rate” means SOFR, Compounded SOFR or Term SOFR~~ Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Time” means (a~~) with respect to the LIBO Rate, 11:00 a.m., London time, (b~~) with respect to the EURIBOR Rate, 11:00 a.m., Brussels time, and (~~c~~b) with respect to the CDOR Rate, 11:00 a.m., Toronto time.

“Statutory Reserves” means, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

“Subsequent Borrowings” has the meaning assigned to such term in Section 2.09(d)(iv).

“subsidiary” means, with respect to any Person, any entity with respect to which such Person alone owns, such Person or one or more of its subsidiaries together own, or such Person and any Person Controlling such Person together own, in each case directly or indirectly,

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capital stock or other equity interests having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.

“Subsidiary” means any subsidiary of the Company.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term ~~SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~ Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the EURIBOR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparableto the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME

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Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Test Date” has the meaning assigned to such term in Section 1.05.

“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprise a separate Tranche: (i) the US Tranche Commitments and the US Tranche Loans, (ii) the Canadian Tranche Commitments and the Canadian Tranche Loans and B/A Drawings and (iii) the Euro Tranche Commitments and the Euro Tranche Loans.

“Tranche Percentage” means, with respect to any Lender and any Tranche, the percentage of the total Commitments of such Tranche represented by such Lender’s Commitment of such Tranche.

“Transactions” means the execution, delivery and performance by the Company and the other Borrowers of the Loan Documents, the borrowing of Loans and purchases and acceptances of B/As hereunder and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~LIBO~~Adjusted Term SOFR Rate, the EURIBOR Rate, the CDOR Rate, the Alternate Base Rate, the Canadian Base Rate or a Fixed Rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment~~; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement~~.

“US Borrowing Subsidiary” means any Subsidiary that has been designated as such pursuant to Section 2.19 and that has not ceased to be a US Borrowing Subsidiary as provided in such Section.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in Canadian Dollars or Euros, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rates at the time in effect under the provisions of such Section.

“US Dollars” or “US $” means the lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Tranche Borrowing” means a Borrowing comprised of US Tranche Loans.

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“US Tranche Commitment” means, with respect to each US Tranche Lender, the commitment of such Lender to make US Tranche Loans pursuant to Section 2.01(a) expressed as an amount representing the maximum aggregate amount of such US Tranche Lender’s US Tranche Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each US Tranche Lender’s US Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such US Tranche Lender shall have assumed its US Tranche Commitment, as applicable. The aggregate amount of the US Tranche Commitments on the date hereof is US$2,636,300,000.

“US Tranche Exposure” means, at any time, as to any Lender, the aggregate principal amount of the US Tranche Loans of such Lender outstanding at such time.

“US Tranche Lender” means a Lender with a US Tranche Commitment.

“US Tranche Loan” means a Loan made by a US Tranche Lender pursuant to Section 2.01(a). Each US Tranche Loan shall be a ~~Eurocurrency~~Term Benchmark Loan or an ABR Loan.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower and the Administrative Agent.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Tranche Loan”) or by Type (e.g., a “~~Eurocurrency~~Term Benchmark Loan”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark US Tranche Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US Tranche Borrowing”) or by Type (e.g., a “US Tranche ~~Eurocurrency~~Term Benchmark Borrowing”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark US Tranche Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words

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“herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor law).

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05. Exchange Rates. (a) Not later than 10:00 a.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rates applicable to the determination of US Dollar Equivalents of amounts denominated in Canadian Dollars and Euro and (ii) give written notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Test Date”), shall remain effective until the next succeeding Test Date, and shall for all purposes of this Agreement (other than Section 10.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in the determination of US Dollar Equivalents.

(b) Not later than 5:00 p.m., New York City time, on each Test Date on which Loans or B/As are outstanding, the Administrative Agent shall (i) determine the aggregate US

Tranche Exposures, the aggregate Canadian Tranche Exposures and the aggregate Euro Tranche Exposures and (ii) notify the Lenders and the Company of the results of such determination.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.07. Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on ~~Loans~~a Loan may be derived from an interest rate benchmark that may be discontinued or

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is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates and, as a result, such interest rate benchmark may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which it is calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: immediately after December 31, 2021, publication of all seven euro LIBOR settings and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~  Upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-In Election~~, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Company, pursuant to Section 2.13(d), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered~~any interest rate ~~or other rates~~used in ~~the definition of “Screen Rate”~~this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(c))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Screen Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any

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error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each US Tranche Lender severally agrees to make US Tranche Loans to the Company and the US Borrowing Subsidiaries from time to time during the Availability Period in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s US Tranche Exposure exceeding its US Tranche Commitment or (ii) the aggregate Exposures exceeding the aggregate Commitments.

(b) Subject to the terms and conditions set forth herein, each Canadian Tranche Lender severally agrees from time to time during the Availability Period (i) to make Canadian Tranche Loans to the Canadian Borrowing Subsidiaries in Canadian Dollars and/or to accept and purchase or arrange for the acceptance and purchase of drafts drawn by the Canadian Borrowing Subsidiaries in Canadian Dollars as B/As, and (ii) to make Canadian Tranche Loans to the Company and the US Borrowing Subsidiaries in US Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s Canadian Tranche Exposure exceeding its Canadian Tranche Commitment or (ii) the aggregate Exposures exceeding the aggregate Commitments.

(c) Subject to the terms and conditions set forth herein, each Euro Tranche Lender severally agrees from time to time during the Availability Period to make Euro Tranche Loans to the Company, the US Borrowing Subsidiaries and the Euro Borrowing Subsidiaries in Euros or US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s Euro Tranche Exposure exceeding its Euro Tranche Commitment or (ii) the aggregate Exposures exceeding the aggregate Commitments.

SECTION 2.02. Loans and Borrowings. (a) Each US Tranche Loan shall be made as part of a Borrowing consisting of US Tranche Loans made by the US Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective US Tranche Commitments. Each Canadian Tranche Loan shall be made as part of a Borrowing consisting of Canadian Tranche Loans made by the Canadian Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective Canadian Tranche Commitments. Each Euro Tranche Loan shall be made as part of a Borrowing consisting of Euro Tranche Loans made by the Euro Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective Euro Tranche Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.05. Each Contract Loan shall be made in accordance with the procedures set forth in paragraph (e) below. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.

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(b) Subject to Section 2.13, (i) each US Tranche Borrowing shall be comprised entirely of ~~Eurocurrency~~Term Benchmark Loans or ABR Loans as the applicable Borrower may request in accordance herewith; (ii) each Canadian Tranche Borrowing shall be comprised entirely of (A) in the case of a Canadian Tranche Borrowing denominated in Canadian Dollars, CDOR Loans or Canadian Base Rate Loans as the applicable Borrower may request in accordance herewith, and (B) in the case of a Canadian Tranche Borrowing denominated in US Dollars, ~~Eurocurrency~~Term Benchmark Loans or ABR Loans, as the applicable Borrower may request in accordance herewith; (iii) each Euro Tranche Borrowing shall be comprised entirely of (A) in the case of a Euro Tranche Borrowing denominated in Euros, ~~Eurocurrency~~Term Benchmark Loans, and (B) in the case of a Euro Tranche Borrowing denominated in US Dollars, ~~Eurocurrency~~Term Benchmark Loans or ABR Loans, as the applicable Borrower may request in accordance herewith and (iv) each Competitive Borrowing shall be comprised entirely of ~~Eurocurrency~~Term Benchmark Loans, CDOR Loans or Fixed Rate Loans, as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Notwithstanding any other provision of this Agreement, the Borrowers shall not be responsible under Section 2.14 or 2.16 for any increased costs incurred by a Lender as a result of a change in the location from which such Lender makes Loans unless such Lender is legally required to make such change.

(c) At the commencement of each Interest Period for any Borrowing (other than a Borrowing comprised of Competitive Loans or Contract Loans), such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that an ABR Borrowing denominated in US Dollars may be made in an aggregate amount that is equal to the aggregate available US Tranche Commitments, Canadian Tranche Commitments or Euro Tranche Commitments, as the case may be, and a Canadian Base Rate Borrowing denominated in Canadian Dollars may be made in an aggregate amount that is equal to the aggregate available Canadian Tranche Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) five US Tranche ~~Eurocurrency~~Term Benchmark Borrowings outstanding, (ii) three Canadian Tranche ~~Eurocurrency~~Term Benchmark Borrowings or CDOR Borrowings outstanding and (iii) three Euro Tranche ~~Eurocurrency~~Term Benchmark Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e) At any time, any Borrower and any Lender may agree that such Lender will make a Loan (a “Contract Loan”) to the Borrower denominated in US Dollars, Canadian Dollars or Euros and bearing interest at an agreed upon rate, for an interest period to be agreed upon and upon such other terms as the applicable Borrower and Lender may agree (it being understood that a Contract Loan shall not be required to be in any particular minimum amount); provided, that, (i) after giving effect to the making of any such Contract Loan, the aggregate Exposures

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shall not exceed the aggregate Commitments and (ii) no such Loan shall be a Contract Loan unless the relevant Borrower and the applicable Lender expressly agree at the time such Loan is made, and notify the Administrative Agent, that such Loan shall be a Contract Loan for purposes of this Agreement. If the applicable Borrower and Lender shall, after any Contract Loan is made, agree that such Contract Loan shall no longer be a Contract Loan hereunder and shall notify the Administrative Agent of such agreement, such Loan shall, as of the date of such agreement, cease to be a Contract Loan or to be entitled to any further benefits under this Agreement. Contract Loans shall be deemed Loans for all purposes under this Agreement. Each Borrower and Lender shall promptly notify the Administrative Agent of (i) the date, principal amount, currency, maturity, interest rate, Interest Period and Interest Payment Dates of each Contract Loan made by such Lender to such Borrower and (ii) the date and amount of any repayment or prepayment of any such Contract Loan.

SECTION 2.03. Requests for Borrowings. To request a Borrowing of a Type available hereunder, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in US Dollars, not later than 2:00 p.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euros or a CDOR Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (~~b~~c) in the case of a Canadian Base Rate Borrowing, not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing and, (~~c~~d) in the case of an ABR Borrowing, not later than 2:00 p.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

(ii) whether the requested Borrowing is to be a US Tranche Borrowing, a Canadian Tranche Borrowing or a Euro Tranche Borrowing;

(iii) the currency and aggregate principal amount of the requested Borrowing;

(iv) the date of the requested Borrowing, which shall be a Business Day;

(v) the Type of the requested Borrowing;

(vi) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing or a CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

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If no currency is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Borrowing, then the relevant Borrower shall be deemed to have selected (i) in the case of a US Tranche Borrowing, US Dollars, (ii) in the case of a Canadian Tranche Borrowing, Canadian Dollars, and (iii) in the case of a Euro Tranche Borrowing, Euros. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing, (ii) in the case of a Borrowing denominated in Canadian Dollars, a Canadian Base Rate Borrowing, and (iii) in the case of a Borrowing denominated in Euro, a ~~Eurocurrency~~Term Benchmark Borrowing. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Borrowing or CDOR Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of the Loan to be made by such Lender as part of the requested Borrowing.

SECTION 2.04. Bankers’ Acceptances. (a) Each acceptance and purchase of B/As of a single Contract Period pursuant to Section 2.01(b) or Section 2.08 shall be made ratably by the Canadian Tranche Lenders in accordance with the amounts of their Canadian Tranche Commitments. The failure of any Canadian Tranche Lender to accept any B/A required to be accepted by it shall not relieve any other Canadian Tranche Lender of its obligations hereunder; provided that the Canadian Tranche Commitments are several and no Canadian Tranche Lender shall be responsible for any other Canadian Tranche Lender’s failure to accept B/As as required.

(b) The B/As of a single Contract Period accepted and purchased on any date shall be in an aggregate amount that is an integral multiple of C$1,000,000 and not less than C$5,000,000. The face amount of each B/A shall be C$100,000 or any whole multiple thereof. If any Canadian Tranche Lender’s ratable share of the B/As of any Contract Period to be accepted on any date would not be an integral multiple of C$100,000, the face amount of the B/As accepted by such Lender may be increased or reduced to the nearest integral multiple of C$100,000 by the Administrative Agent, acting through its Toronto branch, in its sole discretion. B/As of more than one Contract Period may be outstanding at the same time; provided that there shall not at any time be more than a total of three B/A Drawings outstanding.

(c) To request an acceptance and purchase of B/As, a Borrower shall notify the Administrative Agent of such request by telephone not later than 10:00 a.m., Local Time, one Business Day before the date of such acceptance and purchase. Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent, acting through its Toronto branch, of a written request in a form approved by the Administrative Agent and signed by such Borrower. Each such telephonic and written request shall specify the following information:

(i) the aggregate face amount of the B/As to be accepted and purchased;

(ii) the date of such acceptance and purchase, which shall be a Business Day;

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(iii) the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period” (and which shall in no event end after the Maturity Date); and

(iv) the location and number of the Borrower’s account to which any funds are to be disbursed, which shall comply with the requirements of Section 2.06. If no Contract Period is specified with respect to any requested acceptance and purchase of B/As, then the Borrower shall be deemed to have selected a Contract Period of 30 days’ duration.

Promptly following receipt of a request in accordance with this paragraph, the Administrative Agent shall advise each Canadian Tranche Lender of the details thereof and of the amount of B/As to be accepted and purchased by such Lender.

(d) Each Borrower hereby appoints each Canadian Tranche Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, as and when deemed necessary by such Lender, blank forms of B/As. It shall be the responsibility of each Canadian Tranche Lender to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. Each Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by any Canadian Tranche Lender shall bind such Borrower as fully and effectually as if manually signed and duly issued by authorized officers of such Borrower. Each Canadian Tranche Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender; provided that the aggregate face amount thereof is equal to the aggregate face amount of B/As required to be accepted by such Lender. No Canadian Tranche Lender shall be liable for any damage, loss or claim arising by reason of any loss or improper use of any such instrument unless such loss or improper use results from the gross negligence or willful misconduct of such Lender. Each Canadian Tranche Lender shall maintain a record with respect to B/As (i) received by it from the Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Each Canadian Tranche Lender further agrees to retain such records in the manner and for the periods provided in applicable provincial or Federal statutes and regulations of Canada and to provide such records to each Borrower upon its request and at its expense. Upon request by any Borrower, a Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of such Borrower and that are held by such Lender and are not required to be issued pursuant to this Agreement.

(e) Drafts of each Borrower to be accepted as B/As hereunder shall be signed as set forth in paragraph (d) above. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any of the Lenders or such Borrower at the date of issuance of such B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on such Borrower.

(f) Upon acceptance of a B/A by a Lender, such Lender shall purchase, or arrange the purchase of, such B/A from the applicable Borrower at the Discount Rate for such Lender applicable to such B/A accepted by it and provide to the Administrative Agent the Discount Proceeds for the account of such Borrower as provided in Section 2.06. The acceptance fee payable by the Company to a Lender under Section 2.11 in respect of each B/A accepted by such

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Lender shall be set off against the Discount Proceeds payable by such Lender under this paragraph. Notwithstanding the foregoing, in the case of any B/A Drawing resulting from the conversion or continuation of a B/A Drawing or Canadian Tranche Loan pursuant to Section 2.08, the net amount that would otherwise be payable to such Borrower by each Lender pursuant to this paragraph will be applied as provided in Section 2.08(f).

(g) Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/A’s accepted and purchased by it.

(h) Each B/A accepted and purchased hereunder shall mature at the end of the Contract Period applicable thereto.

(i) Each Borrower waives presentment for payment and any other defense to payment of any amounts due to a Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and each Borrower agrees not to claim any days of grace if such Lender as holder sues each Borrower on the B/A for payment of the amounts payable by such Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required pursuant to the provisions of this Agreement, each Borrower shall pay the Lender that has accepted and purchased such B/A the full face amount of such B/A, and after such payment such Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j) At the option of each Borrower and any Lender, B/A’s under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 2.04.

SECTION 2.05. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids for Competitive Loans in US Dollars, Canadian Dollars or Euros and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the aggregate Exposures at any time shall not exceed the aggregate Commitments. To request Competitive Bids, the Company or the applicable Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in US Dollars, not later than 10:00 a.m., Local Time, four U.S. Government Securities Business Days before the date of the proposed Competitive Borrowing, (ii) in the case of a Term Benchmark Competitive Borrowing denominated in Euros or a CDOR Borrowing, not later than 10:00 a.m., Local Time, four Business Days before the date of the proposed Competitive Borrowing and (~~ii~~iii) in the case of a Fixed Rate Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Competitive Borrowing. Not more than three Competitive Bid Requests may be submitted on the same day. Each telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the

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Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting the Competitive Bid and the aggregate amount and currency of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a ~~Eurocurrency~~Term Benchmark Borrowing, a CDOR Borrowing or a Fixed Rate Borrowing;

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Company’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, (i) in the case of a ~~Eurocurrency~~Term Benchmark Competitive Borrowing or a CDOR Competitive Borrowing, not later than 12:00 noon, Local Time, four Business Days before the date of the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., Local Time, on the date of the proposed Competitive Borrowing. Competitive Bids that do not conform to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, the applicable Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a ~~Eurocurrency~~Term Benchmark Competitive Borrowing denominated in US Dollars, not later than 11:00 a.m., Local Time, three U.S. Government Securities Business Days before the

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date of the proposed Competitive Borrowing, (ii) in the case of a Term Benchmark Competitive Borrowing denominated in Euros or a CDOR Competitive Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Competitive Borrowing and (~~ii~~iii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., Local Time, on the date of the proposed Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request and (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid; provided further that in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Administrative Agent or one of its Affiliates shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.06. Funding of Borrowings and B/A Drawings. (a) Each Lender shall make each Loan (other than a Contract Loan) to be made by it and disburse the Discount Proceeds (net of applicable acceptance fees) of each B/A to be accepted and purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 2:00 p.m., Local Time (or if later, in the case of an ABR Borrowing, one hour after the Lenders shall have been notified of the applicable Borrowing Request), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the applicable Lenders. The Administrative Agent will make such Loans or Discount Proceeds (net of applicable acceptance fees) available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained by the Administrative Agent (or another account specified by such Borrower in the applicable Borrowing Request or request for an acceptance and purchase of B/As) (i) in New York City, in the case of Loans denominated in US Dollars (ii) in London, in the case of Loans denominated in Euros and (iii) in Toronto, in the case of Loans denominated in Canadian Dollars or B/As. Each Lender shall make each Contract Loan to be made by it hereunder on the proposed date thereof

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by wire transfer of immediately available funds by the time and to the account agreed upon by the relevant Borrower and the applicable Lender.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing or acceptance and purchase of B/As that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees) available to the Administrative Agent, and the Administrative Agent has made an amount corresponding to such share available to such Borrower, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan or the cost to the Administrative Agent of funding the net proceeds of the subject B/As. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing or such Lender’s purchase of B/As and the Administrative Agent shall return to such Borrower any amount (including interest) paid by such Borrower to the Administrative Agent pursuant to this paragraph.

SECTION 2.07. Repayment of Borrowings and B/A Drawings; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the accounts of the applicable Lenders (i) unless otherwise specified in this Section 2.07, the then unpaid principal amount of the Loans comprising each Borrowing of such Borrower on the Maturity Date and the face amount of each B/A, if any, accepted by such Lender as provided in Section 2.04 and (ii) the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable thereto. Each Borrower hereby unconditionally promises to pay to the applicable Lender the then unpaid principal amount of each Contract Loan on the date or dates agreed by such Borrower and such Lender. Each Borrower agrees to repay the principal amount of each Loan made to such Borrower and the accrued interest thereon and the face amount of each B/A drawn by such Borrower in the currency of such Loan or B/A.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the obligations of each Borrower to such Lender resulting from the Loans made and the B/As accepted by such Lender, including the amounts of principal and interest and amounts in respect of B/As payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Borrowing made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto, and the amount of each B/A Drawing made hereunder and the Contract Period applicable thereto, (ii) the amount of any principal, interest or amount in respect of any B/A due and payable or to become due and payable from each Borrower to each Lender

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hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts, or any error therein, shall not in any manner affect the obligation of any Borrower to repay the Loans made to it or the B/As drawn by it in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note if it is the policy of such Lender to obtain promissory notes in transactions comparable to those provided for herein or if such Lender has another business reason for requesting such a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit C hereto. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing or a CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Each B/A Drawing shall have a Contract Period as specified in the applicable request therefor. After the initial Borrowings under any Tranche and, if applicable, B/A Drawings, the Borrowers may elect to convert and continue such Borrowings and, if applicable, B/A Drawings to or as other Borrowings and, if applicable, B/A Drawings under such Tranche as provided in this Section (it being understood that no B/A Drawing may be converted or continued other than at the end of the Contract Period applicable thereto). The Borrowers may elect different options with respect to different portions of the affected Borrowings or B/A Drawings, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowings or accepting the B/As comprising such B/A Drawings, as the case may be, and any Loans or B/As resulting from an election made with respect to any such portion shall be considered a separate Borrowing or B/A Drawing. Notwithstanding any other provision of this Section, no Borrowing or B/A Drawing may be converted into or continued as a Borrowing or B/A Drawing with an Interest Period or Contract Period, as applicable, ending after the Maturity Date. This Section shall not apply to Competitive Loans or to Contract Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election by telephone (x) in the case of an election that would result in a Borrowing, by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election and (y) in the case of an election that would result in a B/A Drawing or continuation of a B/A Drawing, by the time and date that a request would be required under Section 2.04 if such Borrower were requesting

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an acceptance and purchase of B/As to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for ~~Eurocurrency~~Term Benchmark Loans or CDOR Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing or B/A Drawing to a Borrowing or B/A Drawing not available under the Class of Commitments pursuant to which such Borrowing or B/A Drawing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03 or 2.04:

(i) the Borrowing or B/A Drawing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing or B/A Drawing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing or B/A Drawing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of an election with respect to a US Tranche Borrowing, whether a ~~Eurocurrency~~Term Benchmark Borrowing or an ABR Borrowing is elected; in the case of an election with respect to a Canadian Tranche Borrowing denominated in Canadian Dollars or a B/A Drawing, whether a CDOR Borrowing, a Canadian Base Rate Borrowing or a B/A Drawing is elected; and in the case of an election with respect to a Canadian Tranche Borrowing denominated in US Dollars, whether a ~~Eurocurrency~~Term Benchmark Borrowing or an ABR Borrowing is elected; and

(iv) in the case of an election of a ~~Eurocurrency~~Term Benchmark Borrowing or a CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”, and in the case of an election of a B/A Drawing, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period”; provided that no ~~Eurocurrency~~Term Benchmark Borrowing, CDOR Borrowing or B/A Drawing may be elected with an Interest Period or Contract Period, as the case may be, that would extend after the Maturity Date.

If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing, a CDOR Borrowing or a B/A Drawing but does not specify an Interest Period or Contract Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration or a Contract Period of 30 days’ duration, as the case may be.

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(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing or B/A Drawing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing, a CDOR Borrowing or B/A Drawing prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing or B/A Drawing is repaid as provided herein, at the end of such Interest Period or Contract Period, such Borrowing or B/A Drawing shall (i) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in US Dollars, be converted to an ABR Borrowing, (ii) in the case of a CDOR Borrowing denominated in Canadian Dollars or a B/A Drawing, be converted into a Canadian Base Rate Borrowing and (iii) in the case of any other ~~Eurocurrency~~Term Benchmark Borrowing, become due and payable on the last day of such Interest Period.

(f) Upon the conversion of any Canadian Tranche Borrowing (or portion thereof), or the continuation of any B/A Drawing (or portion thereof), to or as a B/A Drawing, the net amount that would otherwise be payable to a Borrower by each Lender pursuant to Section 2.04(f) in respect of such new B/A Drawing shall be applied against the principal of the Canadian Tranche Loan made by such Lender as part of such Canadian Tranche Borrowing (in the case of a conversion), or the reimbursement obligation owed to such Lender under Section 2.04(i) in respect of the B/As accepted by such Lender as part of such maturing B/A Drawing (in the case of a continuation), and such Borrower shall pay to such Lender an amount equal to the difference between the principal amount of such Canadian Tranche Loan or the aggregate face amount of such maturing B/As, as the case may be, and such net amount.

(g) The conversion or continuation of any Borrowing or B/A Drawing shall not constitute a repayment of amounts outstanding or a new advance of funds hereunder.

SECTION 2.09. Termination, Reduction, Increase and Extension of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, (ii) the Company shall not terminate or reduce the US Tranche Commitments if, after giving effect to any concurrent prepayment of the US Tranche Loans in accordance with Section 2.10, aggregate US Tranche Exposures would exceed the aggregate US Tranche Commitments, (iii) the Company shall not terminate or reduce the Canadian Tranche Commitments if, after giving effect to any concurrent prepayment of the Canadian Tranche Loans in accordance with Section 2.10, the aggregate Canadian Tranche Exposures would exceed the aggregate Canadian Tranche Commitments, (iv) the Company shall not terminate or reduce the Euro Tranche Commitments if, after giving effect to any concurrent prepayment of the Euro Tranche Loans in accordance with Section 2.10, the aggregate Euro Tranche Exposures would exceed the aggregate Euro Tranche Commitments and (v) the Company shall not terminate or reduce any Commitments if, after giving effect to any concurrent prepayment of

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Loans in accordance with Section 2.10, the aggregate Exposures would exceed the aggregate Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

(d) (i) The Company may on one or more occasions, by written notice to the Administrative Agent and executed by the Company and one or more financial institutions (any such financial institution referred to in this paragraph (d) being called an “Increasing Lender”), which may include any Lender, cause new Commitments of any Tranche to be extended by the Increasing Lenders (or cause the Commitments of any Tranche of the Increasing Lenders to be increased, as the case may be) in amounts set forth in such notice not to be less than (A) $10,000,000 for each Increasing Lender and (B) $25,000,000 for all Increasing Lenders under each such notice; provided that (x) at no time shall the aggregate amount of all extensions of new Commitments and increases in existing Commitments effected pursuant to this paragraph (d) exceed $500,000,000, (y) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and the Company (which approval shall not be unreasonably withheld, conditioned or delayed) and (z) each Increasing Lender, if not already a Lender hereunder, shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment or Commitments of such Increasing Lender and/or its status as a Lender hereunder. The decision of any Lender to increase its Commitment shall be at the sole discretion of such Lender.

(ii) Extensions of new Commitments and increases in existing Commitments pursuant to this paragraph (d) shall become effective on the date specified in the applicable notice delivered by the Company pursuant to subparagraph (i) above. Upon the effectiveness of such extensions of new Commitments and/or increases in existing Commitments, (A) each Increasing Lender not already a Lender hereunder shall be deemed to be a party to this Agreement and shall thereafter be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (B) Schedule 2.01 shall be deemed to have been amended to reflect the new Commitments or the increases in the Commitments, as applicable, of each Increasing Lender as set forth in the applicable notice delivered by the Company.

(iii) Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or extension of new Commitments hereunder shall become

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effective under this paragraph (d) unless (A) on the date of such increase or extension, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (without giving effect to the parenthetical in such paragraph (a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Administrative Agent shall have received documents consistent with those delivered pursuant to Section 4.01(b) and (c) as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase or extension.

(iv) On the effective date of any extension of a new Commitment of any Tranche or increase in an existing Commitment of any Tranche pursuant to this paragraph (d), (A) the aggregate principal amount of the Revolving Loans of such Tranche outstanding (the “Initial Loans”) immediately prior to giving effect to such extension or increase shall be deemed to be repaid, (B) after the effectiveness of such extension or increase, the Borrowers shall be deemed to have made new Revolving Borrowings of such Tranche (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (C) each Lender shall pay to the Administrative Agent in same day funds an amount equal to the difference, if positive, between (x) such Lender’s Tranche Percentage (calculated after giving effect to any such extension or increase) of the Subsequent Borrowings and (y) such Lender’s Tranche Percentage (calculated without giving effect to any such extension or increase) of the Initial Loans, (D) after the Administrative Agent receives the funds specified in clause (C) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the difference, if positive, between (x) such Lender’s Tranche Percentage (calculated without giving effect to any such extension or increase) of the Initial Loans and (y) such Lender’s Tranche Percentage (calculated after giving effect to any such extension or increase) of the amount of the Subsequent Borrowings, (E) each Lender shall be deemed to hold its applicable Tranche Percentage of each Subsequent Borrowing (each calculated after giving effect to any such extension or increase) and (F) each applicable Borrower shall pay each Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (A) above in respect of each ~~Eurocurrency~~Term Benchmark Loan or CDOR Loan shall be subject to the provisions of Section 2.15 if the effective date of the extension of or increase in Commitments pursuant to this paragraph (d) occurs other than on the last day of the Interest Period relating thereto and breakage costs result. In the event of any extension of a new Canadian Tranche Commitment or increase in an existing Canadian Tranche Commitment, no adjustment will be made in respect of outstanding B/As prior to the ends of the applicable Contract Periods, but any refinancing of such B/As shall be made ratably in accordance with the Lenders’ Canadian Tranche Commitments after giving effect to such new or increased Commitments.

(e) The Company may, from time to time and by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not fewer than 30 days and not more than 120 days prior to any anniversary of the Effective Date, request that the Lenders extend the Maturity Date and the Commitments for an additional period of one year (the date of any such request being called the “Request Date”). Each Lender shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Company’s extension request, advise the Company whether or not it agrees to the requested extension (each Lender agreeing to a

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requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to an extension request, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision of any Lender to agree or withhold agreement to any extension request shall be at the sole discretion of such Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date for such Lender in effect immediately prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon, the face amount of any outstanding B/As accepted by Declining Lenders, and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date, each Borrower shall also make such other prepayments of its Loans or B/As as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the aggregate Exposures shall not exceed the aggregate Commitments. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to Section 2.18(b), at any time prior to the Existing Maturity Date, to replace any Declining Lender with a Lender or other financial institution that will agree to a request for the extension of the Maturity Date, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date pursuant to this paragraph shall become effective unless (i) on the date of such increase or extension, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (without giving effect to the parenthetical in such paragraph (a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the President, a Vice President, or a Financial Officer of the Company and (ii) the Administrative Agent shall have received documents consistent with those delivered pursuant to Section 4.01(b) and (c) as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such extension.

SECTION 2.10. Prepayment of Loans. (a) Any Borrower, or the Company on behalf of any Borrower, shall have the right at any time and from time to time to prepay any Borrowing and amounts owed in respect of outstanding B/As of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section; provided that, unless the applicable Borrowers and Lenders shall have otherwise agreed at the time such Loans were made, Competitive Loans or Contract Loans may be prepaid only with the consent of the Lenders making such Loans.

(b) If the aggregate Exposures of any Class shall exceed the aggregate Commitments of such Class, then (i) on the last day of any Interest Period for any ~~Eurocurrency~~Term Benchmark Borrowing or a CDOR Borrowing of such Class (or, in the case of the Canadian Commitments, the last day of any Contract Period for any B/A Drawing), and (ii) on any other date in the event ABR Borrowings or Canadian Base Rate Borrowings shall be outstanding under such Class, the applicable Borrowers shall prepay Loans of such Class in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable

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Borrowings or B/A Drawings referred to in clause (i) or (ii), as applicable. If, on any Test Date, the aggregate amount of the Exposures of any Class shall exceed 105% of the aggregate Commitments of such Class, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Borrowings of such Class (or, in the case of the Canadian Commitments, amounts owing in respect of outstanding B/As) in an aggregate principal amount sufficient to eliminate such excess.

(c) Prior to any optional or mandatory prepayment of Borrowings or amounts owing in respect of outstanding B/A Drawings hereunder, the applicable Borrower shall select the Borrowing or Borrowings and B/A Drawings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of a Borrowing or amounts owing in respect of an outstanding B/A Drawing hereunder (i) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in US Dollars, not later than 11:00 a.m., Local Time, three U.S. Government Securities Business Days before the date of such prepayment, (ii) in the case of a Term Benchmark Borrowing denominated in Euros or a CDOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of such prepayment and (~~ii~~iii) in the case of an ABR Borrowing, a Canadian Base Rate Borrowing or any amount owed in respect of an outstanding B/A Drawing, not later than 11:00 a.m., Local Time, one Business Day before the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof, or amount owed in respect of an outstanding B/A Drawing or portion thereof, to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09(c). Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing or amounts owing in respect of a B/A Drawing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 or an acceptance and purchase of B/As as provided in Section 2.04. Each prepayment of a Borrowing or B/A Drawing shall be applied ratably to the Loans included in the prepaid Borrowing or the B/As included in such B/A Drawing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments pursuant to Section 2.15.

(e) Amounts to be applied pursuant to this Section or Article VII to prepay or repay amounts to become due with respect to outstanding B/As shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account allocable to amounts to become due in respect of B/As on the last day of their respective Contract Periods until all amounts due in respect of outstanding B/As have been prepaid or until all the allocable cash on deposit has been exhausted. For purposes of this Agreement, the term “Prepayment Account” shall mean an account established by a Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (e). The Administrative Agent will, at the request of such

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Borrower, invest amounts on deposit in the Prepayment Account in short-term, cash equivalent investments selected by the Administrative Agent in consultation with such Borrower that mature prior to the last day of the applicable Contract Periods of the B/As to be prepaid; provided, however, that the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. Such Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay amounts due in respect of B/As on the last day of the applicable Contract Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of such Borrower, to the extent not necessary for the prepayment of B/As in accordance with this Section), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations in respect of Canadian Tranche Loans and B/As (and each Borrower hereby grants to the Administrative Agent a security interest in its Prepayment Account to secure such Obligations).

SECTION 2.11. Fees. (a) The Company agrees to pay to the Administrative Agent, in US Dollars, for the account of the office (or Affiliate) of each Lender (except, in the case of any Defaulting Lender, as provided in Section 2.20) from which such Lender would make Loans to the Company in US Dollars hereunder (which office or Affiliate shall be specified by each Canadian Tranche Lender and Euro Tranche Lender in a notice delivered to the Administrative Agent prior to the initial payment to such Lender under this paragraph), a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which the last of such Commitments terminates. Accrued commitment fees shall be payable in arrears on the fifteenth day after the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which all the Commitments shall have terminated and the Lenders shall have no further Exposures. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans of and outstanding B/As accepted by such Lender.

(b) The applicable Canadian Borrowing Subsidiary agrees to pay to the Administrative Agent, for the account of each Canadian Tranche Lender, on each date on which B/As drawn by such Canadian Borrowing Subsidiary are accepted hereunder, in Canadian Dollars, an acceptance fee equal to the (i) the product of the Applicable Rate and the face amount of each B/A accepted by such Lender multiplied by (ii) a fraction the numerator of which is the number of days in the Contract Period applicable to such B/A and the denominator of which is 365.

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(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Canadian Base Rate Borrowing shall bear interest at the Canadian Base Rate plus the Applicable Rate.

(c) The Loans comprising each ~~Eurocurrency~~Term Benchmark Borrowing shall bear interest (i) in the case of a Term Benchmark Revolving Borrowing in US Dollars, at the ~~LIBO~~Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, (ii) in the case of a ~~Eurocurrency~~Term Benchmark Competitive Loan in US Dollars, at the ~~LIBO~~Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan, (iii) in the case of a Term Benchmark Revolving Borrowing in Euros, at the EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (iv) in the case of a ~~Eurocurrency~~Term Benchmark Competitive Loan in Euros, at the EURIBOR Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

(d) The Loans comprising each CDOR Borrowing shall bear interest (i) in the case of a CDOR Revolving Borrowing, at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a CDOR Competitive Borrowing, at the CDOR Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Borrowing.

(e) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

(f) Each Contract Loan shall bear interest at a rate per annum agreed upon between the applicable Borrower and Lender.

(g) Notwithstanding the foregoing, if any principal of or interest on any Loan, any amount owed in respect of any B/A or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount payable in US Dollars, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) above and (iii) in the case of any other amount payable in Canadian Dollars, 2% plus the rate applicable to Canadian Base Rate Loans as provided in paragraph (b) above.

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(h) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (g) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurocurrency~~Term Benchmark Loan or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(i) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Canadian Base Rate, the CDOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Base Rate, ~~LIBO~~Adjusted Term SOFR Rate, EURIBOR Rate or CDOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. (a) ~~If prior~~ Subject to ~~the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency or a CDOR Borrowing~~clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or a CDOR Borrowing that adequate and reasonable means do not exist for ascertaining the ~~LIBO~~Adjusted Term SOFR Rate, the EURIBOR Rate or the CDOR Rate (including because the Term SOFR Reference Rate or applicable Screen Rate, as applicable, is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period~~; provided that no Benchmark Transition Event shall have occurred~~ or (B) at ~~such~~any time, that adequate and reasonable means do not exist for ascertaining Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent is advised by ~~a majority in interest of~~ the Required Lenders (or in the case of a ~~Eurocurrency~~Term Benchmark Competitive Loan or CDOR Competitive Loan, the Lender that is required to make such Loan) that would participate in such Borrowing that ~~the LIBO~~(A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or a CDOR Borrowing, the Adjusted Term SOFR Rate, the EURIBOR Rate or the CDOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the applicable Borrower and the applicable Lenders that the

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circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (~~i~~A) for Loans denominated in US Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing ~~denominated in such currency~~to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an Adjusted Daily Simple SOFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Borrowing if Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above, (B) for Loans denominated in Canadian Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing~~denominated in such currency~~ as, a ~~Eurocurrency~~CDOR Borrowing ~~or~~and any Borrowing Request that requests a CDOR Borrowing shall instead be ~~ineffective, and any Eurocurrency Borrowing or CDOR Borrowing denominated in such currency that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) any Borrowing Request for a Eurocurrency Borrowing or a CDOR Borrowing denominated in such currency~~deemed to be an Interest Election Request or a Borrowing Request, as applicable, for a Canadian Base Rate Borrowing and (C) for Loans denominated Euros, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall be ineffective; provided that (x) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the ~~Borrower for Eurocurrency~~applicable Borrower for Term Benchmark Competitive Borrowings or CDOR Competitive Borrowings may be made to Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other ~~Type~~Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan, Adjusted Daily Simple SOFR Loan or CDOR Loan is outstanding on the date of the applicable Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR, the EURIBOR Rate or the CDOR Rate, as applicable, then until (x) the Administrative Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above, on such day and (2) any Adjusted Daily Simple SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan, (B) for Loans denominated in Canadian Dollars, any CDOR Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be

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converted by the Administrative Agent to, and shall constitute, a Canadian Base Rate Loan on such day and (C) for Loans denominated in Euros, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, bear interest at the Central Bank Rate plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, any outstanding affected Term Benchmark Loans denominated in Euros shall, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in Euros shall be deemed to be a Term Benchmark Loan denominated in US Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in US Dollars at such time.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, ~~upon the occurrence of~~if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement~~and its related Benchmark Replacement Date have occurred prior to ~~replace~~ the ~~LIBO Rate, the EURIBOR Rate or the CDOR Rate, as the case may be, with~~Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement~~. Any such amendment~~ is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to ~~a~~US Dollars for such Benchmark ~~Transition Event will become effective~~Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth ~~(5th)~~ Business Day after the ~~Administrative Agent has posted such proposed amendment~~date notice of such Benchmark Replacement is provided to ~~all~~the Lenders ~~and the Company,~~without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~proposed amendment~~Benchmark Replacement from Lenders comprising the Required Lenders~~; provided that, with respect to any proposed amendment to replace the LIBO Rate containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate, the EURIBOR Rate or the CDOR Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date~~.

(c) ~~In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right, in consultation with the Company,

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~~will have the right~~ to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (~~iv~~v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or ~~the Required Lenders (or the relevant Lenders in the case of Eurocurrency Competitive Borrowings~~, if applicable, any Lender (or group of Lenders), pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e) ~~Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing denominated in such currency to, or continuation of any Borrowing denominated in such currency as a Eurocurrency Borrowing or a CDOR Borrowing shall be ineffective, and any Eurocurrency Borrowing or CDOR Borrowing denominated in such currency that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) any Borrowing Request for a Eurocurrency Borrowing or a CDOR Borrowing denominated in such currency shall be ineffective; provided that (x) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.~~Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate or CDOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may

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modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Borrowing of, conversion to or continuation of Term Benchmark Loans or CDOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) the Company will be deemed to have converted any request for a Term Benchmark Borrowing denominated in US Dollars into a request for a Borrowing of or conversion to (A) an Adjusted Daily Simple SOFR Borrowing so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, (y) the Company will be deemed to have converted any request for a CDOR Borrowing denominated in Canadian Dollars into a request for a Borrowing of or conversion to a Canadian Base Rate Borrowing or (z) any request for a Term Benchmark Borrowing denominated in Euros will be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate or Canadian Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate or Canadian Base Rate, as applicable. Furthermore, if any Term Benchmark Loan, Adjusted Daily Simple SOFR Loan or CDOR Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR, the EURIBOR Rate or the CDOR Rate, as applicable, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, (A) for Loans denominated in US Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Loan so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Adjusted Daily Simple SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan, (B) for Loans denominated in Canadian Dollars, any CDOR Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Canadian Base Rate Loan on such day, and (C) for Loans denominated in Euros, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, bear interest at the Central Bank Rate plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, any outstanding affected Term Benchmark Loans denominated in Euros shall, at the Borrower’s election prior to such day: (i) be prepaid by the Borrower on such day or (ii) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in Euros shall be deemed to be a Term Benchmark Loan denominated in US Dollars and shall

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accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in US Dollars at such time.

SECTION 2.14. Increased Costs. (a) If any Change in Law or the applicability of any Statutory Reserves shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii) impose on any Lender or the ~~London or Canadian~~applicable offshore interbank market any other condition affecting this Agreement or ~~Eurocurrency~~Term Benchmark Loans or CDOR Loans made by such Lender or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan or obtaining funds for the purchase of B/As (or of maintaining its obligation to make any such Loan or to accept and purchase B/As) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay or cause the other Borrowers to pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay or cause the other Borrowers to pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Each Lender shall determine the amount or amounts necessary to compensate such Lender or such Lender’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section using the methods customarily used by it for such purpose (and if such Lender uses more than one such method, the method used hereunder shall be that which most accurately determines such amount or amounts). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and an explanation in reasonable detail of the method and calculations by which such amount shall have been determined, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay or cause the other Borrowers to pay to such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation;

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provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and delivers a certificate with respect thereto as provided in paragraph (c) above; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan, CDOR Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurocurrency~~Term Benchmark Loan or CDOR Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan or to issue B/As for acceptance and purchase on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment or deemed assignment of any ~~Eurocurrency~~Term Benchmark Loan, CDOR Loan or Fixed Rate Loan or the right to receive payment in respect of a B/A other than on the last day of the Interest Period or Contract Period, as the case may be, applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. ~~In the case of a Eurocurrency Loan or CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate or CDOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any Borrower in respect of any Obligation hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,

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(ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The relevant Borrower shall indemnify the Administrative Agent and each Lender, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender, or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the relevant Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the relevant Borrower to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(h) relating to the maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph (e) shall be paid within 15 Business Days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the

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Company advising it of the availability of such exemption or reduction and containing all applicable documentation.

(ii) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Except as agreed by the relevant Borrower and the applicable Lenders with respect to Contract Loans, each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time (or any other applicable time agreed by the relevant Borrower and the applicable Lenders with respect to Contract Loans) on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified in Schedule 2.17 for the account of the applicable Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Company and the applicable Borrower; provided that payments to the applicable Lenders in respect of Contract Loans and payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Borrowers will be deemed to have satisfied their obligations with respect to payments referred to in this proviso if they shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and no Borrower will be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions). The Administrative Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly, in accordance with customary banking practices, following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or B/A shall be made in the currency of such Loan or B/A; all other payments hereunder and under each other Loan Document shall be made in US

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Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. Any amount payable by the Administrative Agent to one or more Lenders in the national currency of a member state of the European Union that has adopted the Euro as its lawful currency shall be paid in Euros.

(b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its US Tranche Loans, Canadian Tranche Loans, B/As or Euro Tranche Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its US Tranche Loans, Canadian Tranche Loans, B/As and Euro Tranche Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the US Tranche Loans, Canadian Tranche Loans, B/As and Euro Tranche Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective US Tranche Loans, Canadian Tranche Loans, B/As and Euro Tranche Loans and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. Any purchaser of a participation under this paragraph shall have the benefit of Sections 2.14, 2.15 and 2.16 with respect to the participation purchased, but shall not be deemed by virtue of such purchase to have extended any Commitment that it had not extended prior to such purchase.

(c) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due for the account of all or certain of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry practices on interbank compensation.

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(d) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations to the Administrative Agent until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall consult with the Company regarding any actions that could be taken to reduce amounts payable under such Sections and the costs of taking such actions and shall, at the request of the Company following such consultations, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) or if any Lender becomes a Defaulting Lender, (iv) any Lender delivers a Notice of Illegality pursuant to Section 2.19 or (v) any Lender is a Declining Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company, (C) in the case of any such assignment and delegation resulting from the delivery of a Notice of Illegality under Section 2.19, it shall not be unlawful under Federal or applicable state or foreign law for the assignee to make Loans or otherwise extend credit to or do business with the Subsidiary in respect of which such Notice of Illegality was delivered and (D) in the case of any such assignment and delegation resulting from the status of a Lender as a Declining Lender, the assignee shall have agreed to the extended Maturity Date resulting from the applicable extension request. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.19. Designation of Borrowing Subsidiaries. The Company may at any time and from time to time designate any Subsidiary as a US Borrowing Subsidiary or a Euro

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Borrowing Subsidiary, or designate any Canadian Subsidiary as a Canadian Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. As soon as practicable upon receipt thereof, the Administrative Agent will post a copy of such Borrowing Subsidiary Agreement to the Lenders. Each Borrowing Subsidiary Agreement shall become effective on the date five Business Days after it has been posted by the Administrative Agent to the Lenders (subject to the receipt by any Lender of any information reasonably requested by it not later than the third Business Day after the posting of such Borrowing Subsidiary Agreement under the Patriot Act or other “know-your-customer” laws including, to the extent such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Subsidiary), unless prior thereto the Administrative Agent shall have received written notice from any Lender that it shall be unlawful under Federal or applicable state or foreign law or prohibited under such Lender’s bona fide internal policies of general applicability for such Lender to make Loans or otherwise extend credit to or do business with such Subsidiary (a “Notice of Illegality”), in which case such Borrowing Subsidiary Agreement shall not become effective until such time as such Lender withdraws such Notice of Illegality or ceases to be a Lender hereunder pursuant to Section 2.18(b). Upon the effectiveness of a Borrowing Subsidiary Agreement as provided in the preceding sentence, the applicable Subsidiary shall for all purposes of this Agreement be a US Borrowing Subsidiary, a Euro Borrowing Subsidiary or a Canadian Borrowing Subsidiary, as the case may be, and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a US Borrowing Subsidiary, a Euro Borrowing Subsidiary or a Canadian Borrowing Subsidiary, as the case may be, and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary, as the case may be, to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.20. Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then:

(i) commitment fees shall cease to accrue on the unused portion of each Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(ii) the Commitments and Exposures of such Defaulting Lender shall be disregarded for purposes of any determination of whether the Required Lenders or other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender shall require the consent of such Defaulting Lender.

(b) In the event that the Administrative Agent and the Company shall agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall fund its Loans to or accept and purchase

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B/As of each Borrower or purchase at par Exposures of the other Lenders (other than Competitive Loan Exposures), in each case as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Exposures ratably in accordance with its applicable Commitments. Such Lender shall cease to be a Defaulting Lender upon remedying all matters to the satisfaction of the Administrative Agent and the Borrower that caused such Lender to be a Defaulting Lender, including the funding of any Exposure or the closing of the purchase of any Exposure necessary in order for such Lender to hold such Exposures ratably in accordance with its applicable Commitments.

ARTICLE III

Representations and Warranties

The Company and each other Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. The Company and each of the Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the Company’s and each other Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each other Borrower and constitutes a legal, valid and binding obligation of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except as may be required under applicable securities laws and regulations, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any other Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or instrument governing Material Indebtedness binding upon the Company or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary under any indenture, agreement or instrument governing Material Indebtedness .

SECTION 3.04. Financial Position; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended

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June 30, 2020 (the “Annual Financial Statements”), reported on by Deloitte & Touche LLP, independent registered public accountants, certified by its chief financial officer as presenting fairly, in all material respects, the financial position and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarters ended September 30, 2020, December 31, 2020 and March 31, 2021 (collectively, the “Quarterly Financial Statements”), certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The Annual Financial Statements and the Quarterly Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to, in the case of the Quarterly Financial Statements, normal year-end adjustments and the absence of footnotes.

(b) Since March 31, 2021, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

SECTION 3.05. Properties. The Company and each Material Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company and its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company and the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. The Company and each Material Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments

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binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Federal Reserve Regulations. (a) Neither any Borrower nor any Subsidiary is engaged principally, or as a substantial part of its activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U).

(b) No part of the proceeds of any Loan has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock (as defined in Regulation U of the Board) or to refinance Indebtedness originally incurred for such purpose, or in any manner or for any purpose that has resulted or will result in a violation of Regulation T, U or X of the Board.

SECTION 3.09. Investment Company Status. Neither any Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.10. Taxes. The Company and the Material Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$100,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$100,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.12. Disclosure. Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.13. Anti-Corruption Laws and Sanctions. The Company has implemented and will maintain and enforce policies and procedures that are in the Company’s

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judgment appropriate to ensure compliance by the Company, its Subsidiaries, and their directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanction Laws. None of the Company or any Subsidiary or, to the knowledge of any Borrower, any of their directors, officers or employees, is a Sanctioned Person.

SECTION 3.14. Affected Financial Institution. No Borrower is an Affected Financial Institution (as defined in Section 10.17).

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or e-mail transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Michael A. Bonarti, Esq., General Counsel of the Company, substantially in the form of Exhibit D, and covering such other matters relating to the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 (without giving effect to the parenthetical in such paragraph (a)).

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(f) The commitments under the Existing Credit Agreements shall have been or shall simultaneously be terminated and the principal of and interest accrued on all loans

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outstanding thereunder and all fees and other amounts accrued or owing thereunder shall have been or shall simultaneously be paid in full.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and accept and purchase B/As shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 9, 2021 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing or to accept and purchase any B/A is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement (other than the representations set forth in Sections 3.04(b) and 3.06(a)) shall be true and correct in all material respects on and as of the date of such Borrowing or acceptance and purchase of B/As.

(b) At the time of and immediately after giving effect to such Borrowing or acceptance and purchase of B/As, no Default shall have occurred and be continuing.

Each Borrowing or acceptance and purchase of B/As shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Initial Credit Event for each Borrowing Subsidiary. The obligation of each Lender to make Loans to or accept B/As at the request of any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received a Borrowing Subsidiary Agreement of such Borrowing Subsidiary duly executed by all parties thereto.

(b) The Administrative Agent shall have received such documents, legal opinions and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan, each amount owed in respect of any B/A, and all fees and other amounts

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payable hereunder shall have been paid in full, the Company and each other Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent:

(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(e) promptly, but not later than five Business Days after the publication of any change by Fitch, Moody’s or S&P in its Rating, notice of such change; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial position of the Company or any of its subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

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Reports required to be delivered pursuant to subsections (a), (b) and (d) of this Section 5.01 shall be deemed to have been delivered on the date on which the Company posts such reports on the Company’s website on the Internet at www.adp.com or when such report is posted on the SEC’s website at www.sec.gov; provided that the Company shall deliver paper copies of the reports referred to in subsection (a), (b) and (d) of this Section 5.01 to the Administrative Agent or any Lender who requests the Company to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender. Notices required to be delivered pursuant to subsection (e) of this Section 5.01 shall be deemed to have been delivered on the date on which the Company posts such information on the Internet at the website www.adp.com or when the publication is first made available by means of Fitch, Moody’s or S&P’s (as the case may be) Internet subscription service. The Administrative Agent shall promptly make available to each Lender a copy of the certificate to be delivered pursuant to subsection (c) of this Section 5.01 by posting such certificate on IntraLinks or by other similar means.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice (in any case within five Business Days) of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each other Borrower to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Taxes. The Company will, and will cause each Material Subsidiary to, pay its Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance

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with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties. The Company will, and will cause each Material Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06. Books and Records; Inspection Rights. The Company will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will permit any representatives designated by the Administrative Agent, or by any Lender through the Administrative Agent, at reasonable times and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers.

SECTION 5.07. Compliance with Laws. The Company will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA and environmental laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain and enforce policies and procedures that are in the Company’s judgment appropriate to ensure compliance by the Company, its Subsidiaries, and their directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanction Laws.

SECTION 5.08. Use of Proceeds. (a) The proceeds of the Loans or any B/A Drawing will be used only for general corporate purposes, including the refinancing of any indebtedness outstanding on the Effective Date under the Existing Credit Agreements or under the Company’s Five-Year Credit Agreement dated as of June 12, 2019. No part of the proceeds of any Loan or any B/A Drawing will be used, whether directly or indirectly, to purchase or carry Margin Stock (as defined in Regulation U of the Board) or to refinance Indebtedness originally incurred for such purpose, or in any manner or for any purpose that will result in a violation of Regulation T, U or X of the Board.

(b) The proceeds of any Borrowing or any B/A Drawing will not knowingly be used by the Borrowers or their Subsidiaries for the purpose of (i) making or furthering a payment, a promise to pay or an offer of money or value to any Person in violation of applicable Anti-Corruption Laws, (ii) financing any activity or transaction of or with any Sanctioned Person or in any Sanctioned Country, to the extent such activities or transactions would be prohibited by Sanctions Laws if conducted by a corporation incorporated in the United States or (iii) carrying out any other transaction that would result in the violation of any applicable Sanction Laws.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan, each amount owed in respect of any B/A, and all fees and other amounts

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payable hereunder have been paid in full, the Company and each other Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of any of the Borrowers or any of their Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e) Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Company and the Subsidiaries; and

(f) other Liens not expressly permitted by clauses (a) through (e) above; provided that the sum of (i) the aggregate principal amount of outstanding obligations secured by Liens permitted under this clause (f) and (ii) the Attributable Debt permitted by Section 6.02(b) does not at any time exceed 25% of Consolidated Net Worth. For the avoidance of doubt, the Company may treat obligations that appear on its consolidated balance sheet arising from factoring or other financing arrangements pursuant to which it or any subsidiary sells accounts receivable as being secured by a Lien for purposes of this Section 6.01(f).

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SECTION 6.02. Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction except:

(a) Sale and Leaseback Transactions to which the Borrower or any Subsidiary is a party as of the date hereof; and

(b) other Sale and Leaseback Transactions; provided that the sum of (i) the aggregate principal amount of outstanding obligations secured by Liens permitted by Section 6.01(f) and (ii) the aggregate Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (b) does not at any time exceed 25% of Consolidated Net Worth.

SECTION 6.03. Fundamental Changes. Neither the Company nor any other Borrower will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and including by means of any merger or sale of capital stock or otherwise) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would result from such transaction, the Company or any Borrower may merge or consolidate with any Person if (a) the Company or such Borrower, as the case may be, is the surviving Person or (b) the surviving Person (i) is organized under the laws of The United States of America or, in the case of a merger or consolidation of a Borrower other than the Company, the jurisdiction of organization of such Borrower, and (ii) assumes in writing all of the Company’s or such Borrower’s obligations under this Agreement pursuant to documentation reasonably satisfactory to the Administrative Agent, such satisfaction to be based solely upon the validity and enforceability of the assumption contained in such documentation.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Company or any other Borrower shall fail to pay any principal of any Loan, or any amount due in respect of any B/A, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Company or any other Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any

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amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company’s or such Borrower’s existence) or 5.08 or in Article VI;

(e) the Company or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

(f) the Company or any Subsidiary shall default in the payment of any Material Indebtedness when and as due, or any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided, that if the maturity of any Material Indebtedness of a Person acquired directly or indirectly by the Company after the date hereof shall be accelerated by reason of such acquisition, no Event of Default under this paragraph (f) shall be deemed to have occurred with respect to such Material Indebtedness so long as such acceleration shall have been rescinded, or such Material Indebtedness shall have been repaid, within five Business Days following the date of such acceleration;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

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(i) the Company or any Material Subsidiary shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

then, and in every such event (other than an event with respect to any Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding, and declare an amount equal to the full face amount of all outstanding B/As, to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and an amount equal to the full face amount of all such outstanding B/As so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any of the Borrowers described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and an amount equal to the full face amount of all outstanding B/As, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. All amounts due and payable under this Article VII in respect of outstanding B/As shall be paid to the Administrative Agent and held in the Prepayment Account for application as provided in Section 2.10(e).

ARTICLE VIII

The Administrative Agent

In order to expedite the transactions contemplated by this Agreement, the Person named in the heading of this Agreement is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each assignee of any Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and by the Borrowers with respect to clause (c) below, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Default or Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Borrower pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.

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With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as the Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any of the Borrowers or any of their Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their Subsidiaries that is communicated to or obtained by the institution serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower (in which case the Administrative Agent shall give written notice to each other Lender), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents, which may include any of its branches or affiliates, appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company (not to be unreasonably withheld, conditioned or delayed and except during the continuance of an Event of Default hereunder, when no consent shall be required), to appoint a successor. In addition, if the Administrative Agent is a Defaulting Lender due to it having had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or custodian appointed for it, the Required Lenders shall have the right, by notice in writing to the Company and the Administrative Agent, to remove the Administrative Agent in its capacity as such and, with the consent of the Company (not to be unreasonably withheld, conditioned or delayed and except during the continuance of an Event of Default hereunder, when no consent shall be required), to appoint a successor. If (a) no successor to a retiring Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank or (b) no successor to a removed Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days following the issuance of a notice of removal, the removal shall become effective on such 30th day and on such date the Required Lenders shall succeed as Administrative Agent to such removed Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, as the case may be, and such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation or removal, as the case may be, hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, as the case may be. its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on the amount of its Loans and available Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Company or any other Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount of such pro rata share, from and against any and all

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liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Company or any other Borrower; provided that no Lender shall be liable to the Administrative Agent or any such other indemnified Person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined to have resulted from the gross negligence or willful misconduct of the Administrative Agent, and any of its Related Parties or any of their respective directors, officers, employees or agents.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

None of the Lenders identified on the facing page or signature pages of this Agreement or elsewhere herein as a “syndication agent” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative

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Agent to any Lender under this paragraph or the following paragraph shall be conclusive, absent manifest error.

Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

Each Borrower hereby agrees that in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such erroneous Payment (or portion thereof) for any reason, (x) the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of satisfying Obligations.

Each party’s obligations under the preceding three paragraphs shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any Subsidiary, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain

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transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or a Lender has provided another representation, warranty and covenant as provided in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any Subsidiary, that none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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ARTICLE IX

Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue

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hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent or such Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent and each Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Administrative Agent and the Lenders.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to Automatic Data Processing, Inc., One ADP Boulevard, MS #420, Roseland, NJ 07068-1728, Attention of Treasurer (Fax No. 973-974-3320), with a copy to Automatic Data Processing, Inc., One ADP Boulevard, MS #450, Roseland, NJ 07068-1728, Attention of General Counsel (Fax No. 973-974-3324);

(ii) if to the Administrative Agent as follows: (~~i~~A) if such notice relates to a Loan or Borrowing denominated in US Dollars, or does not relate to any particular Loan or Borrowing, to JPMorgan Chase Bank, N.A.~~, Loan and Agency Services Group~~, 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: ~~Zohaib Nazir~~Loan & Agency Services Group, (~~E-Mail~~Tel: ~~12016395215@tls.ldsprod.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York,~~

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~~NY, 10179, Attention of Ryan Zimmerman (E-Mail: ryan.zimmerman@jpmorgan.com),~~+1 302 552 0561, Email: matthew.d.frink@jpmchase.com; Agency Withholding Tax Inquiries, Email: agency.tax.reporting@jpmorgan.com; Agency Compliance/Financials/Intralinks, Email: covenant.compliance@jpmchase.com); (~~ii~~B) if such notice relates to a Loan or Borrowing in Canadian Dollars, or to a B/A, to JPMorgan Chase Bank, N.A., Toronto Branch, Funding Officer, Royal Bank Plaza, Floor 18, Toronto, Canada M5J2J2, Attention of Matthew Reed (E-Mail: 12016395215@tls.ldsprod.com); with a copy to the address set forth in clause (~~i~~A) above and (~~iii~~C) if such notice relates to a Loan or Borrowing in Euro, to J.P. Morgan Europe Limited, Wholesale Loan Operations, Floor 6, 25 Bank Street, London, E14 5JP (Telephone No. 44-20-7-777-2288; Telecopy No. 44-20-7-777-2360), e-mail: loan_and_agency_london@jpmorgan.com; with a copy to the address set forth in clause (~~i~~A) above; and

(i) ~~(iii)~~ if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto or in the case of a Lender, to the Administrative Agent and the Borrowers. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through ~~Approved Electronic Platforms~~IntraLinks or by other similar means, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Borrowers and the Lenders hereunder may be delivered or furnished by using an electronic platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or acceptance and purchase of a B/A shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.13, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrowers that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or the amount payable in respect of any B/A, reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, or any interest thereon, the required date of any payment with respect to any B/A, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby (provided that nothing shall limit the right of each Borrower to extend the Maturity Date pursuant to Section 2.09(e)), (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (it being understood that the addition of new tranches of loans or commitments that may be extended under this Agreement shall not be deemed to alter such pro rata sharing of payments), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (except, in each case, to provide for new tranches of loans or commitments that may be extended under this Agreement), (vi) release the Company from, or limit or condition, its obligations under Article IX, without the written consent of each Lender, (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders with Commitments of any Class (or holding Obligations arising under such Commitments) differently than those of Lenders with Commitments of any other Class (or holding Obligations arising under such Commitments) without the written consent of Lenders holding a majority in interest of the outstanding Loans, obligations in respect of B/As and unused

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Commitments of each adversely affected Class or (viii) change Section 10.17 in any manner without the written consent of each Lender that is an Affected Financial Institution (as defined in Section 10.17); provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the US Tranche Lenders (but not the Euro Tranche Lenders or the Canadian Tranche Lenders), the Euro Tranche Lenders (but not the Canadian Tranche Lenders or the US Tranche Lenders), or the Canadian Tranche Lenders (but not the US Tranche Lenders or the Euro Tranche Lenders) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders. Notwithstanding anything else in this Section to the contrary, any amendment of the definition of Applicable Rate pursuant to the penultimate paragraph of that definition in Section 1.01 of this Agreement shall not require the written consent of each Lender affected thereby, but shall require the written consent of the Company and the Required Lenders.

SECTION 10.03. Limitation of Liability; Expenses; Indemnity. (a) Limitation of Liability. To the extent permitted by applicable law (i) no Borrower shall assert, and each Borrower hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 10.03 shall relieve the Company or any other Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(b) Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and such Affiliates (and, if the Administrative Agent shall determine that it requires local counsel in any non-US jurisdiction, one counsel in that jurisdiction), in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights under any Loan Document, including its rights under this Section, or in connection with the Loans made or the B/As accepted and purchased, including all such

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out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(c) Indemnity. The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, liabilities, out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee (whether by a third party or by any Borrower) arising out of, in connection with or as a result of (i) any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing or purchase of B/As hereunder are applied or proposed to be applied, directly or indirectly, by any of the Borrowers or their Subsidiaries, (ii) any Loan or B/A Drawing or the use of the proceeds therefrom or (iii) the execution, delivery or performance by any of the Borrowers and their Subsidiaries of the Loan Documents, or any actions or omissions of a Borrower or any of its Subsidiaries in connection therewith; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses (x) shall be found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any Borrowing Subsidiary against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Borrowing Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction to the effect that such a material breach in bad faith has occurred. Without limiting the provisions of Section 2.16(c), this Section 10.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(d) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (b) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum (without duplication) of the total Exposures (including B/As) and unused Commitments at the time.

(e) All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the

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Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to it); provided that (i) the Administrative Agent (except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of a Lender) and the Company (except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of a Lender or if an Event of Default has occurred and, except in the case of an Event of Default under Sections (a), (b), (g) or (h) of Article VII of this Agreement, has been continuing for 30 days) must each give their prior written consent to such assignment (which consents shall not be unreasonably withheld, conditioned or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments and outstanding Loans, the US Dollar Equivalent of the Commitments and outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that (x) any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default referred to in clause (g), (h) or (i) of Article VII has occurred and is continuing, (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof and (z) no assignment shall be made to any Person other than an Eligible Assignee. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. The Borrowers shall not be responsible under Section 2.14 or 2.16 for any increased costs incurred by a Lender as a result of an assignment under this Section to an Affiliate of such Lender unless such Lender is legally required to make such assignment.

(c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and

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amounts in respect of B/As owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been made in compliance with this Agreement as provided in this paragraph.

(e) Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vi) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant so provides and is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(f) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to

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which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 10.03 and 10.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 10.06. Counterparts; Integration; Effectiveness. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent and any provisions in any commitment letter executed and delivered by the Borrower in connection with the transactions contemplated hereby that by the express terms of such commitment letter survive the execution or effectiveness of this Agreement, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become

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effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers without further verification thereof and without any obligation to review the appearance or form of any such Electronic ~~signature~~Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agree that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waive any claim against any Related Party of the Administrative Agent or any

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Lender for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

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Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Confidentiality. (a) The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (including service providers engaged by the Administrative Agent or any Lender in connection with the administration and management of the Loan Documents and the Commitments), to Related Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority) having jurisdiction over such Lender, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent or the Lenders against the Borrowers under this Agreement or any other Loan Document, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or any credit

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insurance provider relating to the Borrower and its obligations, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than (i) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware and (ii) customary information with respect to the terms of the credit facility established under this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Company and its Related Parties or the Company’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

(c) All information, including requests for waivers and amendments, furnished by the Company, the Subsidiaries or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Company, the Subsidiaries and their Related Parties or the Company’s securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 10.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency

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with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 10.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan or any B/A Drawing under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or accepting such B/A in accordance with applicable law, the rate of interest payable in respect of such Loan or B/A Drawing hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or B/A Drawing but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or B/A Drawings shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon (a) at the Federal Funds Effective Rate in the case of US Dollar denominated amounts, (b) at the Canadian Base Rate in the case of Canadian dollar denominated amounts, to the date of repayment, or (c) at a rate determined by the Administrative Agent to represent the applicable Lenders’ cost of funds in the case of Euro denominated amounts, shall have been received by such Lender.

SECTION 10.15. Certain Notices. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. Each Borrower agrees to provide the Lenders, upon request, with all documentation and other information required to be obtained by the Lenders pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

SECTION 10.16. No Fiduciary Relationship. Each Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, each Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each Borrower, on behalf of itself, the Subsidiaries and its and their respective Affiliates, waives and releases, to the fullest extent permitted by law, any claims that such Borrower, the Subsidiaries or such Affiliates may have against the Administrative Agent, any Person identified on the facing page or signature pages of this Agreement or

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elsewhere herein as a “syndication agent” or “documentation agent”, any Lender or any Affiliate of any of the foregoing in respect of any breach or alleged breach of agency or fiduciary duty.

SECTION 10.17. Acknowledgement of and Consent to Bail-In of Affected Financial Institutions. (a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii) the effects of any Bail-in Action on any such liability, including, if applicable, (A) a reduction in full or in part or cancelation of any such liability, (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

(b) The following terms shall for purposes of this Section have the meanings set forth below:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of

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an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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